UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NABORS INDUSTRIES LTD.
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(Name of person(s) filing proxy statement, if other than the registrant)

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Crown House

4 Par-la-Ville Road

Second Floor

Hamilton, HM 08 Bermuda

Notice of 2012 Annual General Meeting of Shareholders

Tuesday, June 5, 2012, 11:00 a.m. ADT

Fairmont Hamilton Princess Hotel

76 Pitts Bay Road

Hamilton, Bermuda

April 26, 2012

Fellow shareholder:

We cordially invite you to attend Nabors Industries Ltd.’s 2012 annual general meeting of shareholders to:

1.	Elect three directors for a one-year term, or a three-year term if the Bye-law amendment in Item 3 is not approved;

2.	Approve and appoint PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2012 and authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration;

3.	Approve certain amendments to the Company’s Amended and Restated Bye-laws, including: (a) an amendment to declassify the Board of Directors (Item 3), (b) adoption of a bye-law relating to certain business combinations (Item 4) and (c) technical amendments to the Bye-laws (Item 5);

4.	Approve the Company’s 2012 Incentive Bonus Plan (Item 6);

5.	Approve the Company’s 2012 Stock Plan (Item 7);

6.	Hold a nonbinding advisory vote regarding the compensation paid by the Company to its named executive officers, commonly referred to as a “Say-on-Pay” proposal (Item 8);

7.	Consider two shareholder proposals, if properly presented by the shareholder proponents (Items 9 and 10); and

8.	Transact such other business as may properly come before the meeting.

Further information regarding the meeting and the above proposals is set forth in the proxy statement. We are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the proxy statement and 2011 Annual Report to Shareholders. The Notice contains instructions on how to access the proxy materials, vote online and obtain a paper copy of the proxy materials.

You are entitled to vote at the meeting if you were a shareholder at the close of business on April 9, 2012. Even if you plan to attend the meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the meeting in accordance with your instructions.

The Company’s financial statements will also be presented at the meeting. We hope you will read the proxy statement and submit your proxy, or use telephone or internet voting, prior to the meeting. On behalf of the Board of Directors and the management of Nabors, I extend our appreciation for your continued support.

Sincerely yours,

ANTHONY G. PETRELLO

Deputy Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

You may designate proxies to vote your shares by telephone, internet or mailing your proxy card. Your internet or telephone designation saves the Company money and authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please review the instructions in the proxy statement and on your proxy card regarding each of these options.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 5, 2012:

Our Proxy Statement and our 2011 Annual Report are available at www.edocumentview.com/NBR.

NABORS INDUSTRIES LTD.

Crown House

4 Par-la-Ville Road

Second Floor

Hamilton, HM 08 Bermuda

Proxy Statement

2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS

JUNE 5, 2012

We are sending you this proxy statement in connection with the solicitation of proxies by the Board of Directors of Nabors Industries Ltd. for the 2012 annual general meeting of shareholders (the “meeting”). In this proxy statement, “Nabors”, the “Company”, “we”, “us” and “our” refer to Nabors Industries Ltd. Where the context requires, these references also include our subsidiaries and predecessors.

Important Notice of Electronic Availability of Materials

Pursuant to Securities and Exchange Commission (“SEC”) rules, we may furnish proxy materials, including this proxy statement and the Company’s Annual Report for the year ended December 31, 2011, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials, which was mailed to most of our shareholders, will explain how you may access and review the proxy materials and how you may submit your proxy on the internet. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice and are receiving the proxy materials in the format requested.

This proxy statement and our 2011 Annual Report are available electronically on our hosted website at www.edocumentview.com/NBR. The Notice of Internet Availability and the proxy materials are first being made available to our shareholders on or about April 26, 2012.

Annual General Meeting Information

Date and location of the annual general meeting. We will hold the meeting at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda at 11:00 a.m. Atlantic Daylight Time on Tuesday, June 5, 2012, unless adjourned or postponed. Directions to the meeting can be found under the Investor Relations tab of our website at www.nabors.com or by calling our Investor Relations department at 281-775-8063.

Admission to the annual general meeting. Only record or beneficial owners of Nabors common shares may attend the meeting in person. If you are a shareholder of record, you may be asked to present proof of identification, such as a driver’s license. Beneficial owners must also present evidence of share ownership, such as a recent brokerage account or bank statement. All attendees must comply with our standing rules, which are available on our website and will be distributed upon entrance to the meeting.

Voting Information

Record date and quorum. The record date for the meeting is April 9, 2012. You may vote all common shares of Nabors that you owned as of the close of business on that date. Each common share entitles you to one vote on each matter voted on at the meeting. On the record date, 318,728,069 common shares were outstanding.

A majority of the shares outstanding on the record date, represented in person or by proxy, will constitute a quorum to transact business at the meeting. Abstentions and withheld votes will be counted for purposes of establishing a quorum.

Submitting voting instructions for shares held in your name. You may direct your vote at the meeting by telephone or internet, which saves the Company money, or by completing, signing and returning your proxy card. A properly submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation unless they lack the discretionary authority to do so as discussed below.

Submitting voting instructions for shares held in street name. If you hold your shares through a broker, follow the instructions you receive from your broker. If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (“NYSE”) member brokers may vote your shares under the following circumstances:

•

Discretionary items. The approval and appointment of Nabors’ independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in their discretion.

•

Nondiscretionary items. The election of directors, approval of amendments to our Bye-laws, approval of our incentive bonus and stock plans, Say-on-Pay vote and consideration of shareholder proposals are “nondiscretionary” items. Absent specific voting instructions from the beneficial owners, NYSE member brokers may not vote on these proposals.

If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter, your shares will not be voted on that matter (“broker nonvotes”). Accordingly, broker nonvotes will not affect the outcome of the vote on any nondiscretionary matter at the meeting other than the Bye-law amendments. Because the Bye-law amendments require the affirmative vote of the majority of outstanding shares, nonvotes will have the same effect as a vote against a proposal. Broker nonvote shares will, however, be counted for purposes of establishing a quorum.

Revoking your proxy. You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the meeting to the Corporate Secretary in person or by courier at the address on the first page of this proxy statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the meeting; or (3) actually voting in person at the meeting. Please note that merely attending the meeting will not, by itself, constitute a revocation of a proxy.

Votes required to elect directors and to adopt other proposals.

•

Directors will be elected (Item 1) by a plurality of the votes cast; however, as discussed below, any nominee who does not receive the affirmative vote of a majority of the shares voted in connection with his election must promptly tender his resignation from the Board, which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.

•

Approval of the independent auditor (Item 2), 2012 Incentive Bonus Plan (Item 6), and 2012 Stock Plan (Item 7) requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote thereon.

•	Approval of the amendments to the Bye-laws (Items 3, 4 and 5) requires the affirmative vote of the holders of a majority of the issued common shares entitled to vote.

•

The Say-on-Pay vote (Item 8), shareholder proposal asking the Board to adopt a proxy access bye-law (Item 9) and shareholder proposal recommending that the Company amend its Bye-laws to seek shareholder approval of certain severance agreements (Item 10) are nonbinding, but the Board will consider the results of the votes in making future decisions.

Withholding your vote or voting to “abstain”. You may withhold your vote for any nominee for election for director. Withheld votes will be excluded from the vote. On the other proposals, you may vote to “abstain”. If you vote to “abstain”, your shares will be counted as present at the meeting for purposes of that proposal, and your vote will have the effect of a vote against the proposal.

ITEM 1

ELECTION OF DIRECTORS

Our Board of Directors currently has nine members and is divided into three classes. One of the amendments to the Bye-laws in Proposal 3 would declassify the Board so that directors are elected for one-year terms rather than three-year terms. If approved, the amendment would be effective immediately for directors elected at the meeting (Class III directors), while directors currently serving will continue to serve for the terms to which they were elected (i.e., Class I directors will serve until 2013, and Class II directors will serve until 2014).

On February 24, 2012, the Board voted to expand the Board to nine members from seven and appointed James R. Crane and Michael C. Linn to fill the newly created vacancies. Messrs. Crane and Linn were not present at the board meeting and did not participate in the discussions or decisions on any matter reflected in this proxy statement. Messrs. Crane, Linn and John Yearwood are the current Class III directors who have been nominated by the Board, upon the recommendation of the Governance and Nominating Committee, for re-election to the Board to serve until the 2013 annual general meeting if the Bye-law amendment declassifying the Board is approved, or until 2015 if it is not approved, or until such later time as their successors are duly elected and qualified. Each of the nominees has agreed to serve as a director if elected. We do not anticipate that the nominees will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. Eugene M. Isenberg and William T. Comfort are also Class III directors. Mr. Isenberg has advised the Board that he plans to retire upon expiration of his term at the meeting, and Mr. Comfort will likewise retire in accordance with the age limitation in the Board’s Guidelines on Significant Corporate Governance Matters (“Governance Guidelines”). Following the retirement of Messrs. Isenberg and Comfort, the Board intends to vote to revert to seven members. As a result, only three Class III directors will be elected and shareholders are limited to voting for only three nominees.

In identifying and recommending nominees for director, the Governance and Nominating Committee places primary emphasis on the following criteria:

•	Reputation, integrity and (for nonmanagement directors) independence;

•	Judgment, age and diversity of viewpoints, backgrounds and experience;

•	Business or other relevant experience;

•

The extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of the other members of the Board of Directors will result in an effective board that is responsive to the needs of the Company; and

•

For current directors, the director’s history of attendance at Board and committee meetings, the director’s preparation for and participation in and contributions to the effectiveness of those meetings.

These criteria include those set forth in our Governance Guidelines, which are available on our website at www.nabors.com and to any shareholder who requests them in writing. Requests should be addressed to the

Corporate Secretary and delivered in person or by courier to the address on the first page of this proxy statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

The Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. The Committee has discretion to engage outside consultants to help it identify candidates. During the past year, the Committee recommended that the Board add Messrs. Crane and Linn as directors. Mr. Petrello had become acquainted with Mr. Linn during their joint service on a charitable board and with Mr. Crane through their mutual community service commitments and, later, as a result of Crane Worldwide’s international logistics support services to the Company. Mr. Petrello suggested Messrs. Crane and Linn as candidates to the Committee. After a review of both gentlemen’s qualifications and a series of interviews, the Committee recommended, and the Board approved, their appointment as Class III Directors.

In the business descriptions that follow, except as noted, the companies for which directors have worked are not a parent, subsidiary or otherwise affiliated with the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. CRANE, LINN AND YEARWOOD AS CLASS III DIRECTORS FOR A TERM ENDING AT THE 2013 ANNUAL GENERAL MEETING IF THE BYE-LAW AMENDMENT IN ITEM 3 IS APPROVED, OR AT THE 2015 ANNUAL GENERAL MEETING IF IT IS NOT APPROVED.

CLASS III

Nominees for election

Name	Age	Position with Nabors, Business Experience and Qualifications
James R. Crane	57

Director since 2012. Chairman and CEO of Crane Capital Group Inc., an investment management company, since 2006.

Mr. Crane was Founder, Chairman and Chief Executive Officer of Eagle Global Logistics, Inc., a NASDAQ-listed global transportation, supply chain management and information services company, from 1984 until its sale in August 2007. Crane Capital Group currently invests in transportation, power distribution, real estate and asset management. Its holdings include Crane Worldwide Logistics, a premier global provider of customized transportation and logistics services with 75 offices in 21 countries, and Champion Energy Services, a retail electricity provider. Mr. Crane also led an investor group that in 2011 purchased the Houston Astros. He holds a B.S. in Industrial Safety from Central Missouri State University and serves on the Board of Directors of Western Gas Holdings, LLC, a subsidiary of Anadarko Petroleum Corporation.

Mr. Crane’s experience in marketing, logistics, global operations and creating shareholder value was the primary factor considered by the Board in appointing him as a director and in nominating him for election.

Name	Age	Position with Nabors, Business Experience and Qualifications

Michael C. Linn	60

Director since 2012. President of MCL Ventures, LLC, an investment company, since 2012. Director of LINN Energy, LLC since 2003.

Mr. Linn founded LINN Energy, a NASDAQ-listed independent oil and natural gas company, in 2003. He served as LINN’s Executive Chairman from January 2010 to December 2011, Chairman and Chief Executive Officer from June 2006 to January 2010, and President and Chief Executive Officer from March 2003 to June 2006. He serves on the National Petroleum Council and on the Board of the Independent Petroleum Association of America. Mr. Linn is a Texas Representative for the Legal and Regulatory

Affairs Committee of the Interstate Oil and Gas Compact Commission. He was previous chairman and currently serves on the Natural Gas Council. Mr. Linn holds a B.A. in Political Science from Villanova University and a J.D. from the University of Baltimore School of Law.

Mr. Linn’s broad understanding of the energy landscape and insight into the needs of our customers, together with his extensive industry knowledge and relationships, were the primary factors considered by the Board in appointing him as a director and nominating him for election.

John Yearwood	52

Director since 2010. Mr. Yearwood currently serves on the Board of Directors of NFR Energy LLC (a joint-venture subsidiary of the Company), Sheridan Production Partners and Barra Energia. Until August 2010, he served as the Chief Executive Officer, President and Chief Operating Officer of Smith International, Inc. He was first elected to Smith’s Board of Directors in 2006 and remained on the board until he successfully negotiated and completed the sale of Smith to Schlumberger Limited in August 2010. Before joining Smith, Mr. Yearwood spent 27 years with Schlumberger in numerous operations management and staff positions throughout Latin America, Europe, North Africa and North America, including as President and in financial director positions.

Mr. Yearwood received a Bachelor of Science Honors Degree in Geology and the Environment from Oxford Brookes University in England. Mr. Yearwood brings extraordinary executive management experience in the oilfield services industry to the Board. His extensive knowledge of the industry, combined with his keen insight into strategic development initiatives, operations and our competitive environment, have provided the basis for the extraordinary leadership and critical independent oversight Mr. Yearwood demonstrates as Lead Director.

Retiring Directors

Eugene M. Isenberg	82	Chairman of the Board of Nabors and its subsidiary, Nabors Industries, Inc., since 1987; and Chief Executive Officer from 1987 to October 2011. Mr. Isenberg also serves on the Board of the University of Massachusetts Amherst Foundation.

Name	Age	Position with Nabors, Business Experience and Qualifications
William T. Comfort	74	Director since 2008. Mr. Comfort has been Chairman of Citigroup Venture Capital since 1979. Mr. Comfort is also Managing Partner & Chairman of the Investment Committee of Court Square Capital Partners, Chairman of Oracle Financial Services Software (OFSS-India) and is on the Investment Committee for CX Partners (India). He also serves on the boards of The John A. Hartford Foundation, NYU Law School Foundation, and The American India Foundation.

CLASS I

Directors Continuing in Office — Terms Expiring 2013

Name	Age	Position with Nabors, Business Experience and Qualifications
John V. Lombardi	69

Director since 2009. President and Professor of History of Louisiana State University System since 2007.

Dr. Lombardi was Chancellor and Professor of History of the University of Massachusetts Amherst from 2002 until 2007. Prior to that, he served in various capacities, including President, Director of The Center for Measuring University Performance, and Professor of History, at the University of Florida from 1990 to 2002; as Provost, Vice President for Academic Affairs, and Professor of History at The Johns Hopkins University from 1987 to 1990; and in various capacities, including Dean of the College of Arts and Sciences, Dean of International Programs, Director of the Latin American Studies Program, and Professor of History, at Indiana University from 1967 to 1987, where in addition he taught a course on international business. Dr. Lombardi serves on the Advisory Board of the Jay I. Kislak Foundation, Inc. He previously served on the Board of Directors of the Economic Development Council of Western Massachusetts, where he also served on the Executive Committee, and on the Executive Strategic Council of IMS Global Learning Consortium. Dr. Lombardi has authored or co-authored numerous books and articles on a wide variety of topics, including measuring university performance, Latin American history and international business.

Dr. Lombardi’s experience in the functional role of chief executive officer and other leadership positions in four of the most prominent public institutions in the United States over a period of nearly five decades, combined with his Latin American expertise, uniquely qualify him for service on the Board. Dr. Lombardi’s financial expertise in such diverse areas as budgeting, forecasting, risk management and executive compensation provide valuable insight both to the Board and to the Audit and Compensation Committees, on which he serves.

Name	Age	Position with Nabors, Business Experience and Qualifications
James L. Payne	75

Director since 1999. Chairman and Chief Executive Officer of Shona Energy Company, Inc. since 2005.

Mr. Payne was Chairman, Chief Executive Officer and President of Nuevo Energy Company (a company engaged in the acquisition, production and exploration of oil and natural gas properties) from 2001 until 2004 when the company merged with Plains Exploration and Production Company. He retired as Vice Chairman of Devon Corp. (a leading independent natural gas and oil exploration and production company) in 2001. Prior to the merger between Devon Corp. and Santa Fe Snyder Company (an independent natural gas and oil exploration and production company) in 2000, he had served as Chairman and Chief Executive Officer of Santa Fe Snyder Company. He was Chairman and Chief Executive Officer of Santa Fe Energy Company from 1990 to 1999 when it merged with Snyder Oil Company. He was a Director of Pool Energy Services Co. from 1993 until its acquisition by Nabors in 1999, of BJ Services Company from 1999 until its merger with Baker Hughes Incorporated in 2010, of Baker Hughes from 2010 until his retirement in 2011, and of Global Industries, Ltd., an offshore construction company, from 2000 until his retirement in 2011. Mr. Payne is a graduate of the Colorado School of Mines, where he was named a Distinguished Achievement Medalist in 1993. He holds an MBA degree from Golden Gate University and has completed the Stanford Executive Program.

Mr. Payne’s decades of experience in the oil and gas industry, particularly in executive management and director roles, provide valuable insight in areas such as corporate governance, executive and director compensation, risk oversight and safety initiatives. His industry knowledge and relationships, as well as his operational and financial acumen, derived from his experiences with both startup and well established companies, provide valuable resources to the Board.

CLASS II

Directors Continuing in Office — Terms Expiring in 2014

Name	Age	Position with Nabors, Business Experience and Qualifications
Anthony G. Petrello	57

Director of Nabors and its subsidiary, Nabors Industries, Inc., since 1991 and Deputy Chairman of Nabors since 2003; President and Chief Executive Officer of Nabors and Nabors Industries, Inc. since October 2011; President and Chief Operating Officer of Nabors and Nabors Industries, Inc. from 1991 to October 2011.

From 1979 to 1991, Mr. Petrello was with the law firm Baker & McKenzie, where his practice focused on international arbitration, taxation and general corporate law. He served as Managing Partner of the firm’s New York office from 1986 until his resignation in 1991. Mr. Petrello holds a J.D. degree from Harvard Law School

Name	Age	Position with Nabors, Business Experience and Qualifications and B.S. and M.S. degrees in Mathematics from Yale University. Mr. Petrello also serves as a director of Stewart & Stevenson LLC and of Hilcorp Energy Company.

In addition to his operating functions, Mr. Petrello provides strategic planning initiative and direction enabling the Company to adapt and prosper in our dynamic competitive environment.

Myron M. Sheinfeld	82

Director since 1988. Counsel with the law firm of King & Spalding LLP since 2007.

From 2001 until 2007, Mr. Sheinfeld was Senior Counsel to the law firm Akin, Gump, Strauss, Hauer & Feld, L.L.P. From 1970 until 2001 he held various positions in the law firm Sheinfeld, Maley & Kay P.C., where he earned a reputation as one of the country’s preeminent bankruptcy practitioners and scholars. Mr. Sheinfeld was an adjunct professor of bankruptcy and reorganization law at the University of Texas School of Law from 1975 to 1991 and is a contributing author to numerous legal and business publications, and a contributor, member of the Board of Editors, co-editor and co-author of COLLIER ON BANKRUPTCY, and a co-author of COLLIER ON BANKRUPTCY TAX. He is the former President, a current Director and a member of The Tri Cities Chapter of the National Association of Corporate Directors. He is a member of the National Bankruptcy Conference, former Chair of the ABA Standing Committee on Specialization and former Chair of the Texas Board of Legal Specialization.

Mr. Sheinfeld brings decades of experience dealing with complex capital and debt structures, forensic accounting issues and risk management concerns to our Board. His extensive experience with the financial concerns of businesses in our industry provides valuable perspective to the Board and the Audit Committee as the Company has faced challenges presented by its growth, legislative and regulatory changes, an evolving governance climate and sometimes volatile market conditions.

OTHER EXECUTIVE OFFICERS

Name	Age	Position with Nabors, Business Experience and Qualifications
R. Clark Wood	39	Principal Accounting Officer and Principal Financial Officer of Nabors Industries Ltd. since March 2009; Controller of Nabors Corporate Services, Inc. (a subsidiary of the Company) since 2007; Assistant Controller of Nabors Corporate Services, Inc. from 2003 through 2007. Prior to joining Nabors, Mr. Wood worked for seven years at Arthur Andersen LLP and KPMG LLP and rose to the rank of Senior Audit Manager. Mr. Wood obtained a Masters in Professional Accounting from the University of Texas at Austin.

Name	Age	Position with Nabors, Business Experience and Qualifications

Mark D. Andrews	39	Corporate Secretary of Nabors since 2007. Prior to joining Nabors, Mr. Andrews served in various treasury and financial management positions with General Electric Company beginning in 2000. Mr. Andrews was employed by PricewaterhouseCoopers LLP from 1996 to 2000 in a number of capacities, including Tax Manager, within the firm’s Mining and Resource Practice. Mr. Andrews holds a Bachelor of Business Administration degree from Wilfrid Laurier University and is also a Chartered Accountant and a CFA charterholder.

CORPORATE GOVERNANCE

The Board of Directors met four times during 2011. As described below, the Board has six committees, which report their activities to the Board. Appointments to and chairmanships of the committees are recommended by the Governance and Nominating Committee and approved by the Board. Directors are expected to attend all meetings of the Board and the committees on which they serve. Each of our incumbent directors attended over 75% of the aggregate meetings of the Board and committees on which he served during 2011, except Mr. Payne, who attended 69% of the aggregate meetings of the Board and the committees on which he served. The charters of the Audit Committee, Compensation Committee, Governance and Nominating Committee, and Risk Oversight Committee are available on our website at www.nabors.com. Copies of the respective charters are available in print without charge to any shareholder who requests a copy; please direct any requests to the Corporate Secretary and deliver them in person or by courier to the address on the first page of this proxy statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

Committee	Current Members	Primary Responsibilities	No. of Meetings

Audit	Myron M. Sheinfeld (Chair) John V. Lombardi John Yearwood

•    Oversees the integrity of our consolidated financial statements, system of internal controls, financial risk management, and compliance with legal and regulatory requirements.

•    Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor, and preapproves audit and permitted nonaudit services.

•    Determines the qualifications and independence of our independent auditor and evaluates the performance of our internal auditors and independent auditor.

4(1)

Committee	Current Members	Primary Responsibilities	No. of Meetings

		• After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in our annual report on Form 10-K.

Compensation	John V. Lombardi (Chair) William T. Comfort James L. Payne John Yearwood	• Reviews and approves the compensation of our executive officers and other senior leaders. • Oversees the administration of our equity-based compensation plans.	4(2)

Executive	Eugene M. Isenberg (Chair) Anthony G. Petrello John Yearwood	• As necessary between meetings of the Board, exercises all power and authority of the Board in overseeing the management of the business and affairs of the Company.	0(3)

Governance and Nominating	James L. Payne (Chair) Myron M. Sheinfeld John Yearwood	• Identifies and recommends candidates for election to the Board. • Establishes procedures for the committee’s oversight of the evaluation of the Board. • Recommends director compensation. • Reviews annually our corporate governance policies. • Reviews and approves any related-party transactions involving directors and executive officers.	4

Risk Oversight	John Yearwood (Chair) William T. Comfort John V. Lombardi James L. Payne Myron M. Sheinfeld	• Monitors management’s identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the Company’s business. • Reviews the integrity of the Company’s systems of operational controls regarding legal and regulatory compliance.	4

Committee	Current Members	Primary Responsibilities	No. of Meetings

		• Reviews the Company’s processes for managing and mitigating operational risk.

Technical and Safety	William T. Comfort (Chair) Anthony G. Petrello John Yearwood	• Monitors the Company’s compliance with health, safety and environmental standards. • Reviews the Company’s safety performance. • Reviews the Company’s strategic technology position.	4

(1)	In addition to its formal meetings, the Audit Committee conducted telephonic information sessions in connection with the Company’s quarterly earnings releases and other matters.
(2)	In addition to its formal meetings, the Compensation Committee took action on one occasion by written consent.
(3)	The Executive Committee did not meet during 2011, but took action on two occasions by written consent.

Mr. Yearwood has served as our Lead Director since 2011. The Lead Director’s primary responsibility is to preside over executive sessions of the nonemployee directors and to call meetings of the nonemployee directors as desirable. He also:

•	chairs certain portions of Board meetings,

•	serves as liaison between the Chairman of the Board and the nonemployee directors,

•	develops and approves, together with the Chairman, the agenda for Board meetings, and

•	performs other duties delegated by the Board from time to time.

Although the Chairman of the Board is a former Chief Executive Officer, the Board believes that coupling the chairmanship with an experienced, independent Lead Director, creates the most effective leadership structure for the Company at this time. The Company’s corporate governance structure, including the composition of the Board, its committees, and the presence of a strong Lead Director, provide effective independent oversight of management and of the Board itself. The Board believes that the extensive management experience of the directors appointed to serve in this role qualifies them to provide that oversight and that an independent Chairman is not necessary.

Director Independence

The Governance and Nominating Committee conducts a review at least annually of the independence of the members of the Board and its committees and reports its findings to the full Board. Seven of our nine directors are nonemployee directors (all except Messrs. Isenberg and Petrello). As permitted by the rules of the NYSE, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate and are consistent with the definition of “independent” contained in the NYSE listing rules. Those standards are set forth in our Governance Guidelines available on our website at www.nabors.com.

The Board has affirmatively determined that each of our nonemployee directors meets these standards and is independent. The Board reviews each of the transactions, relationships and arrangements described in the section entitled “Certain Relationships and Related-Party Transactions” as well as social and other relationships in determining whether a director is independent.

The Board has determined that Mr. Yearwood qualifies as an “audit committee financial expert” as defined under the SEC’s current rules. In addition, several of our directors hold a Certificate of Director Education from the National Association of Corporate Directors.

Nominations for Directors

The Governance and Nominating Committee recommends director candidates to the full Board after receiving input from all directors. The Committee considers the entirety of each candidate’s credentials and does not have specific, minimum qualifications or requirements that nominees must meet. The Committee is guided by the following basic selection criteria for all nominees: independence, highest character and integrity, experience, reputation and sufficient time to devote to Board matters. The Committee also gives consideration to diversity of viewpoints, backgrounds and experience, age, international and industry background and experience, and specialized expertise in the context of the needs of the Board as a whole. From a diversity standpoint, the Committee places particular emphasis on identifying candidates whose experience and talents complement and augment those of other Board members with respect to current and anticipated matters of importance to the Company. The Committee attempts to balance the composition of the Board to promote comprehensive consideration of issues. For example, the widely varying levels of industry experience among Board members reflect the Committee’s strategy of balancing extensive industry knowledge with relevant experience in other forms of business. The Committee has the authority to engage consultants, including retained search firms, to help identify new director candidates.

The Governance and Nominating Committee will consider director candidates recommended by shareholders. The policy adopted by the Committee provides that candidates recommended by shareholders are given appropriate consideration in the same manner as other candidates. Shareholders who wish to submit a candidate for consideration by the Governance and Nominating Committee for election at our 2013 annual general meeting of shareholders may do so by submitting in writing the candidate’s name, together with the information described on our website at www.nabors.com. Submissions to the Board of Directors should be delivered in person or by courier to the address on the first page of this proxy statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda, prior to April 6, but no earlier than March 7, 2013.

Shareholder and Interested Parties Communications with the Board

Shareholders and other interested parties may contact any of the Company’s directors, a committee of the Board of Directors, the Board’s independent directors as a group or the Board generally, by writing to them at Nabors Industries Ltd., c/o Corporate Secretary. Communications should be delivered in person or by courier to the address shown on the first page of this proxy statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda. Shareholder communications received in this manner will be handled in accordance with procedures approved by the Board’s independent directors. The Board’s Policy Regarding Shareholder Communications with the Board of Directors is available at www.nabors.com. The Company encourages directors to attend the annual general meeting of shareholders. Six of the eight directors then comprising the full Board attended the 2011 annual general meeting of shareholders.

Executive Sessions of Nonemployee Directors

Our nonemployee directors, each of whom is independent, meet in executive session at each regular meeting of the Board without the Chief Executive Officer or any other member of management present. The Lead Director presides over these executive sessions.

NONEMPLOYEE DIRECTOR COMPENSATION

We believe it is essential to attract outstanding nonemployee directors and to align their economic interest in the Company with other shareholders. We accomplish this through a combination of an annual retainer and equity incentive awards. Our annual retainer is $50,000 for each director; an additional $50,000 for the chairman of each committee (except the chairman of the Audit Committee, whose additional retainer is $100,000); and an additional $50,000 for the Lead Director. No additional amounts are paid for attendance at Board or committee meetings. The cash component of director compensation is paid on a pro rata basis at the end of each quarter. Any director may elect to receive immediately vested stock options, in lieu of any cash payments, valued at the amount of the payment. Mr. Comfort elected to forego all cash compensation, or equity in lieu thereof, during 2011.

We issue restricted shares to our nonemployee directors upon initial appointment or election to the Board as well as annually under equity incentive plans adopted from time to time. The Board reduced the number of restricted shares awarded to nonemployee directors by 25% in 2006 and another 20% in 2007 based upon the review of an independent consultant. Towers Watson performed a similar review in 2009, but the number of shares awarded annually has remained constant since 2007. The Board believes that its practice of awarding directors a predetermined number of shares, rather than a predetermined equity value, better aligns directors’ interests with those of our other shareholders. The result is fluctuating compensation values, which rise when our stock price is higher and decline when our stock price is lower, as evidenced in the following table. Each nonemployee director received an award of 12,000 restricted shares in February 2011 which vest over a three-year period. Overall director compensation relative to a peer group also fluctuates to the extent other directors in that peer group receive equity of a predetermined value. The Board considers those fluctuations in deciding whether to follow past practice with respect to equity grants.

The following table sets forth information concerning total director compensation in 2011 for each nonemployee director.

2011 Director Compensation Table

Name(4)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William T. Comfort	0	337,920	0	0	0	0	337,920
John V. Lombardi	75,000	337,920	25,000	0	0	0	437,920
James L. Payne	100,000	337,920	0	0	0	0	437,920
Myron M. Sheinfeld	150,000	337,920	0	0	0	0	487,920
John Yearwood	137,500	337,920	0	0	0	0	475,420

(1)	The amounts shown in the “Stock Awards” column reflect the grant date fair value of restricted stock awards. On February 18, 2011, each nonemployee director then on the Board received a restricted stock award of 12,000 shares scheduled to vest over three years. The grant date fair value of the restricted stock award is based on Nabors’ closing stock price on the grant date, which was $28.16 on February 18, 2011.
(2)	As of December 31, 2011, the aggregate numbers of restricted stock awards outstanding were: Mr. Comfort — 24,000 shares; Dr. Lombardi — 28,000 shares; Mr. Payne — 24,000 shares; Mr. Sheinfeld — 24,000 shares; and Mr. Yearwood — 28,000 shares.
(3)

The amount shown in the “Option Awards” column reflects the grant date fair value of the stock option awards. No stock option awards were granted to nonemployee directors during 2011, except to Dr. Lombardi who received them in lieu of his quarterly cash retainer. As of December 31, 2011, the aggregate numbers of stock options outstanding were: Dr. Lombardi — 19,730; Mr. Payne — 80,000; and Mr. Sheinfeld — 217,700, all of which are fully vested.
(4)	Messrs. Isenberg and Petrello, who were employees of the Company throughout 2011, are not included in this table. Their compensation is discussed in our Compensation Discussion and Analysis section beginning on page 18 and is included in the Summary Compensation Table beginning on page 29. Messrs. Crane and Linn did not join the Board until February 2012.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

Stock ownership of directors and executive officers. We encourage our directors, officers and employees to own our common stock in order to align their interests with those of other shareholders. Ownership of Company stock ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work toward superior long-term stock performance. The following table sets forth the beneficial ownership of common stock, as of April 9, 2012, by each of our current directors and named executive officers, and by all our current directors and executive officers as a group:

	Common Shares Beneficially Owned
Beneficial Owner(1)	Number of Shares	Percent of Total(2)
Directors
William T. Comfort(2)	172,000	*
James R. Crane(2)	24,000	*
Eugene M. Isenberg(2)(3)	18,249,922	5.55%
Michael C. Linn(2)	24,000
John V. Lombardi(2)	79,730	*
James L. Payne(2)	195,100	*
Anthony G. Petrello(2)	9,727,918	3.00%
Myron M. Sheinfeld(2)(4)	306,188	*
John Yearwood(2)	48,000	*
Other Named Executive Officers
Mark D. Andrews(2)	8,693	*
R. Clark Wood(2)	64,050	*
All Directors/Executive Officers as a group (11 persons)(2)-(4)	28,899,601	8.62%

*	Less than 1%
(1)	The address of each of the directors and officers listed is in care of Nabors Industries Ltd. at the address shown on the first page of this proxy statement.
(2)	As of April 9, 2012, Nabors had 318,728,069 shares outstanding and entitled to vote. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common shares that such person has the right to acquire within 60 days. We have included in the table common shares underlying stock options that are vested or scheduled to vest within 60 days of April 9, 2012. For purposes of computing the percentage of shares held by the persons named above, such option shares are not deemed to be outstanding for purposes of computing the ownership of any person other than the relevant option holder.

The number of common shares underlying fully vested stock options, or those vesting within 60 days, included in the table are as follows: Mr. Andrews — 3,528; Mr. Isenberg — 10,166,666; Dr. Lombardi — 19,730; Mr. Payne — 80,000; Mr. Petrello — 6,033,487; Mr. Sheinfeld — 170,000; Mr. Wood — 26,657; and all directors and named executive officers as a group — 16,500,068.

(3)	The shares listed for Mr. Isenberg are held directly or indirectly through certain trusts, defined benefit plans and individual retirement accounts of which Mr. Isenberg is a grantor, trustee or beneficiary. Included in the table are 772 shares owned directly or held in trust by Mr. Isenberg’s spouse. Mr. Isenberg disclaims beneficial ownership of those shares.
(4)	The shares listed for Mr. Sheinfeld include 584 shares owned directly by Mr. Sheinfeld’s spouse. Mr. Sheinfeld disclaims beneficial ownership of those shares.

Principal Shareholders. The following table contains information regarding the only persons we know of, other than the directors and officers described above, that beneficially owned more than 5% of our common stock as of April 9, 2012:

	Common Shares Beneficially Owned
Beneficial Owner	Number of Shares	Percent of Total(1)
BlackRock Inc.(2)	18,064,172	5.67%
40 East 52nd Street
New York, NY 10022

Wentworth, Hauser & Violich, Inc.(3)	20,655,513	6.48%
301 Battery Street, Suite 400
San Francisco, CA 94111

(1)	Based upon total shares outstanding as of April 9, 2012.
(2)	Based on a Schedule 13G filed on February 13, 2012, BlackRock Inc. and certain of its affiliates have sole voting and dispositive power with respect to all shares reported.
(3)	Based on a Schedule 13G filed on February 14, 2012, Wentworth, Hauser & Violich, Inc. and certain of its affiliates have sole voting power with respect to 19,902,343 shares and shared dispositive power with respect to all shares reported.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board. The charter is available on our website at www.nabors.com. The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal controls over financial reporting, financial risk management, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditors and independent auditor, and the Company’s compliance with legal and regulatory requirements. Subject to approval by the shareholders, we have the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that each Committee member is independent under applicable independence standards of the NYSE and the Exchange Act.

The Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, PricewaterhouseCoopers LLP, is responsible for auditing those financial statements and expressing an opinion as to (i) their conformity with such accounting principles and (ii) the effectiveness of the Company’s internal controls over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal controls over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditors and the independent auditor.

We held four meetings during 2011, as well as a number of telephonic conferences. The Committee, among other things:

•	Reviewed and discussed the Company’s quarterly earnings releases, quarterly reports on Form 10-Q and annual report on Form 10-K, including the consolidated financial statements;

•

Reviewed and discussed the Company’s policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the Company and its business units, as appropriate;

•	Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2011 and summaries of the significant reports to management by the internal auditors;

•	Reviewed and discussed the annual plan and scope of work of the independent auditor;

•	Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;

•	Reviewed and discussed with management their reports on the Company’s policies regarding applicable legal and regulatory requirements;

•	Reviewed and approved the Committee’s charter; and

•	Met with PricewaterhouseCoopers and the internal auditors in executive sessions.

We reviewed and discussed with management, the internal auditors and PricewaterhouseCoopers the audited consolidated financial statements for the year ended December 31, 2011, the critical accounting policies that are set forth in the Company’s annual report on Form 10-K, management’s annual report on the Company’s internal controls over financial reporting, and PricewaterhouseCoopers’ opinion on the effectiveness of the internal controls over financial reporting.

We discussed with PricewaterhouseCoopers matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public

Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by PCAOB AU 380 (Communications with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures related to critical accounting policies.

PricewaterhouseCoopers also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB and represented that it is independent from the Company. We discussed with PricewaterhouseCoopers its independence from the Company, and considered if services it provided to the Company beyond those rendered in connection with its audit of the Company’s annual consolidated financial statements included in its annual report on Form 10-K, reviews of the Company’s interim condensed consolidated financial statements included in its quarterly reports on Form 10-Q, and its opinion on the effectiveness of the Company’s internal controls over financial reporting were compatible with maintaining its independence. We also reviewed and preapproved, among other things, the audit, audit-related, tax and other services performed by PricewaterhouseCoopers. We received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.

Based on our review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2011 be included in the Company’s annual report on Form 10-K. We also selected PricewaterhouseCoopers as the Company’s independent auditor for the year ending December 31, 2012 and are presenting that selection to the shareholders for approval at the meeting.

Respectfully submitted,

THE AUDIT COMMITTEE

Myron M. Sheinfeld, Chairman

John V. Lombardi

John Yearwood

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on that review and discussion, the committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted,

THE COMPENSATION COMMITTEE

John V. Lombardi, Chairman

William T. Comfort

James L. Payne

John Yearwood

COMPENSATION DISCUSSION AND ANALYSIS

This section is intended to help you understand our executive compensation practices and the decisions we made in 2011 concerning the compensation payable to the following individuals, referred to hereafter as our “named executive officers”:

•	Eugene M. Isenberg, our Chairman and former Chief Executive Officer (or CEO),

•	Anthony G. Petrello, our Deputy Chairman, President and CEO,

•	R. Clark Wood, our Principal Accounting Officer and Principal Financial Officer, and

•	Mark D. Andrews, our Corporate Secretary.

This Compensation Discussion and Analysis is provided as a supplement to, and should be read in conjunction with, the tables and related narratives that appear on pages 29 through 35 of this proxy statement.

Overview

Role of the Compensation Committee. The Compensation Committee is comprised solely of independent directors and oversees the compensation of our named executive officers, other key executives comprising our senior leadership team and employees generally. The committee administers our equity-based programs and reviews and approves all forms of compensation (including equity grants). The committee also evaluates the performance of the CEO and reviews the performance of our other named executive officers and key executives annually. The full details of the Compensation Committee’s duties are described in its charter, which is available on our website at www.nabors.com.

Our Compensation Philosophy. To meet the challenges of running a business of our diversity and scope, it is critical to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive results. We have structured our compensation program to accomplish this purpose. Our philosophy is to provide our executives with appropriate and competitive individual pay opportunities and actual pay outcomes that reward superior corporate and individual performance. The ultimate goal is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives. To that end, we provide cash and equity awards designed to reward executives for superior performance, as measured by both financial and nonfinancial factors. We use equity awards to align executives’ interests with those of other shareholders. The time-vesting feature of those awards, combined with other forms of deferred compensation, encourages our talented executives to remain in our employ.

Key Developments in 2011. As industry conditions continued to improve in 2011, so did our results of operations. Stronger oil prices encouraged our customers’ spending for exploration, production and development activities, and we continued to reallocate assets to areas of higher utilization. Competition for executive talent remained strong. Management compensation for 2010 and 2011 increased as a result of the continued improvement in both industry conditions and our operating results although not at the same pace.

The Compensation Committee and the Board have taken steps to decrease overall compensation to our named executive officers, as well as the Company’s responsibility for termination payments to them. Most notably, the Board transferred the role of Chief Executive Officer from Mr. Isenberg to Mr. Petrello in late October and subsequently negotiated a termination of Mr. Isenberg’s employment agreement effective December 31, 2011. At the same time, the Compensation Committee maintained its emphasis on balancing conservatism, incentivizing performance and encouraging retention of our other executive officers and senior leadership. Specifically, as discussed later in this Compensation Discussion and Analysis:

•

The Board successfully eliminated the Company’s exposure to a $100 million termination payment as part of its negotiated termination of Mr. Isenberg’s employment agreement. Under the amended and restated employment agreement negotiated with Mr. Petrello in 2009, the termination payment formula for actual or constructive termination without cause has been reduced to three times the average of the base salary and annual bonus paid to Mr. Petrello during each of the three fiscal years preceding the date of termination; that formula will be further reduced to two times the same average effective April 1, 2015.

•

The net result of the change in CEO and termination of Mr. Isenberg’s employment agreement was to reduce the contractual cash bonus commitment of the Company to our senior executives by almost half (from 3.75% to 2% of cash flow in excess of 15% of the average shareholders’ equity), which had already been reduced significantly as part of the 2009 renegotiation of employment agreements.

•	As part of the negotiated termination with Mr. Isenberg, contributions to his account under an executive deferred compensation plan were terminated, and he forfeited the balance in that account.

•	Also under the negotiated termination with Mr. Isenberg, the Company agreed to deposit $6.6 million into an interest-bearing escrow account to be distributed to his trust or estate upon his death.

•

Although improved operating performance increased the incentive compensation of Messrs. Isenberg and Petrello, Mr. Petrello agreed to accept stock options during 2011 in lieu of nearly $5 million of his contractual cash bonus for the year.

•

After freezing salaries of most of our named executive officers and other senior leadership at or below their 2008 levels, the Compensation Committee raised salaries (other than for Messrs. Isenberg and Petrello) modestly for 2011 to reflect current market conditions.

•

After freezing most bonuses at their 2007 levels for two years for our named executive officers and other senior leadership, then increasing bonuses (other than for Messrs. Isenberg and Petrello) for 2010 for most of those leaders, the Compensation Committee enhanced bonuses for 2011 to reward individual performance and promote retention.

•

The Compensation Committee has been mindful of the burn rate of shares in our equity plans. It changed the form of annual equity awards in 2010 from stock options to reduce the burn rate, and continued its practice of granting long-term equity incentives in the form of restricted stock in 2011 to encourage stability, while maintaining level the grant-date value of equity incentives awarded.

Response to Say-on-Pay Vote.

A majority of the shares represented at our annual meeting of shareholders in 2011 voted against the Compensation Committee’s recommendation in an advisory vote on executive compensation. Because Say-on-Pay votes do not reveal shareholders’ specific concerns, following last year’s vote, our Lead Director, other directors and certain members of management engaged in dialogue with several of our significant shareholders regarding the reasons for their vote. The principal concerns communicated to the Board and our responses were as follows:

Shareholder Concern	Company Response
• the corporate governance issues raised by shareholder proponents at the 2011 annual general meeting (majority vote standard in director elections and declassification of the board);	• announcement of a director-resignation policy in the event a director is not elected by a majority vote; • the Board has proposed a Bye-law amendment to declassify the Board;

• succession planning;	• the Board transferred CEO responsibilities from Mr. Isenberg to Mr. Petrello;

• a desire for new independent directors with relevant industry and international expertise on the Board; and	• two new independent directors with extensive industry and international experience have been added to the Board;

• the overall level of executive compensation.

•    the Board reduced the overall level of senior executive compensation by nearly 50%;

•    the Board eliminated the significant termination benefits in Mr. Isenberg’s employment agreement; and

•    the Board has proposed an incentive compensation plan with performance metrics for approval by shareholders.

How We Determine Executive Compensation

Chief Executive Officer. The compensation of our former and current CEOs, Messrs. Isenberg and Petrello, has been determined primarily by the terms of their employment agreements. The agreements that governed their compensation through April 2009 had been in place since they joined the Company in 1987 and 1991, respectively. The agreements provided for a base salary, annual cash bonus and various other elements of compensation (described more fully below). It is essential to understand the history of these contractual arrangements.

In 1987, as Mr. Isenberg led the Company out of bankruptcy, he was named Chairman and Chief Executive Officer and charged with turning the Company around and building significant shareholder value. Aside from a personal equity investment, he did not receive any equity in the Company. In arrangements negotiated with the principal shareholders and creditors, which were then approved by the bankruptcy court, his employment agreement provided for a minimum annual salary, but established a performance formula for determining his annual cash bonus that reflected the importance of cash flow in our capital-intensive business: 10% of the Company’s cash flow (if any) that exceeded 10% of average shareholders’ equity for the year. As the Company grew and prospered, Mr. Isenberg repeatedly agreed to reduce his bonus by lowering the percentage of cash flow received and raising the equity hurdle.

A similar employment agreement was negotiated at arm’s length with Mr. Petrello before he joined Nabors in 1991 as our President—the percentage of cash flow in his bonus coming directly out of Mr. Isenberg’s percentage.

Since 1987, our senior executives demonstrated versatility and leadership in forging a stable and effective organization. The cash compensation Messrs. Isenberg and Petrello earned under their agreements grew significantly over the years, primarily because of the extraordinary growth of the Company. Nevertheless, the committee was mindful of the evolving competitive, financial, accounting and regulatory landscape of executive compensation, which dictated reconsideration of these compensation arrangements in contracts negotiated decades ago. Accordingly, at the committee’s recommendation, the Board of Directors in 2006 set a September 2010 expiration date for Messrs. Isenberg’s and Petrello’s employment agreements.

The Compensation Committee subsequently conducted a thorough review of the compensation arrangements with Messrs. Isenberg and Petrello and considered adjustments to each element of compensation, taking into account current compensation standards, performance evaluations of the executives, mitigation of contingent payments in existing arrangements, and succession planning and retention objectives. In conducting its review, the committee engaged BDO Seidman as its independent consultant to help identify and analyze appropriate elements and levels of executive compensation, including specifically the evaluation and restructuring of Messrs. Isenberg’s and Petrello’s arrangements. The committee reviewed market data from the following companies in the oilfield sector based on industry affiliation and size at the recommendation of BDO Seidman: Baker Hughes Incorporated, BJ Services Company, Diamond Offshore Drilling, Inc., Ensco International Incorporated, Halliburton Co., Helmerich & Payne, Inc., Noble Corporation, Pride International, Inc., Rowan Companies, Inc., Schlumberger Limited, Smith International, Inc., Transocean Ltd., Weatherford International Ltd., ConocoPhillips, National Oilwell Varco, Inc. and Plains Exploration & Production Company. The Compensation Committee did not target individual elements of compensation or total compensation at a specific percentile within the peer group.

In 2009, we amended their employment agreements on terms substantially more favorable to the Company than before. Mr. Petrello’s agreement remains in effect, while Mr. Isenberg’s agreement was terminated effective December 31, 2011. Notably:

•

The annual bonus formula was reduced 62% for Mr. Isenberg and 25% for Mr. Petrello (Mr. Petrello’s bonus formula automatically increased from 1.5% to 2% of cash flow in excess of the equity hurdle upon his appointment as Chief Executive Officer).

•	All tax gross-ups were eliminated, including those on perquisites and golden parachute excise taxes.

•	Additional stock option grants in the event of a change in control were eliminated.

•	Noncompetition and nonsolicitation covenants were added.

•

The terms were extended to March 30, 2013, with one-year extensions beginning on April 1, 2011 unless either party gives notice of nonrenewal. Mr. Petrello’s agreement has been automatically extended twice and is now in effect through March 30, 2015.

•

The previous formulas for severance payments in the event of death, disability, termination without cause, or constructive termination without cause were eliminated and replaced with significantly lower amounts. For instance, Mr. Isenberg’s severance payment was reduced from over $263 million to $100 million. However, as noted above, Mr. Isenberg’s agreement was terminated without payment of the severance amount; instead, the Company contributed $6.6 million to an interest-bearing escrow account to be distributed to Mr. Isenberg’s trust or estate upon his death.

As an inducement to the foregoing reductions:

•

Mr. Isenberg’s annual base salary was increased slightly to $1.3 million, the after-tax proceeds of which he volunteered to donate to education. Mr. Petrello’s annual base salary was increased slightly to $1.1 million.

•	Nabors agreed to credit $600,000 and $250,000, respectively, to Messrs. Isenberg’s and Petrello’s accounts under our executive deferred compensation plan (the “Executive Plan”) each quarter they remained employed, ending with the first quarter of 2019 for Mr. Petrello. As noted above, contributions to Mr. Isenberg’s account ceased and he forfeited the balance in that account on December 31, 2011.

As a result of the foregoing changes, Mr. Isenberg’s compensation was 68% lower in 2009 than 2008, and 81% lower in 2010 than in 2008; Mr. Petrello’s compensation was 59% lower in 2009 than 2008, and 62% lower in 2010 than 2008. Even as industry conditions improved in 2011, Mr. Isenberg’s compensation was over 72% lower in 2011 than in 2008, while Mr. Petrello’s was more than 31% lower in 2011 than in 2008.

Our Company has a long-standing pay-for-performance philosophy. Specifically, the incentive cash component of senior executives’ compensation has been determined using a pay-for-performance financial metric: cash flow in excess of a 15% return on shareholder equity. As described above, this metric (originally 10%) was developed and approved by the Company’s shareholders and creditors when Mr. Isenberg brought the Company out of bankruptcy. It was later incorporated into the contractual arrangements with Mr. Petrello by reducing Mr. Isenberg’s compensation dollar-for-dollar. The Compensation Committee continues to rely on cash flow generation as a primary metric for evaluating all senior executive compensation. This metric, on an historical basis, also tracks stock performance, although the movement is not always in perfect tandem. Apart from their cash bonuses, the emphasis on equity incentives, long identified as a best practice, has been part of our executives’ compensation structure since the Company’s inception. Messrs. Isenberg and Petrello together have accumulated nearly 9% of the Company’s outstanding shares over roughly two decades, largely through voluntarily accepting equity awards in lieu of cash compensation, thereby placing a significant portion of their earned compensation at the risk of forward stock performance. Mr. Petrello’s employment agreement also requires that he maintain a certain threshold of share ownership. He will realize the economic benefit of these shareholdings only by generating strong long-term shareholder returns.

The Compensation Committee recognizes that financial results and stock price do not always move together. The stock market generally anticipates and reacts quickly to upward and downward trends in our business, while those trends may take longer to impact our financial results. Consequently, it is not uncommon in times of significant fluctuations in the market, such as those experienced in recent years, for our financial performance to lag trends in our stock price. Elements of our executives’ compensation tied to financial performance may not immediately reflect changes in shareholder value and vice versa. For example, during the downturn in 2008, our cash performance remained strong and Messrs. Isenberg and Petrello earned robust bonuses. During that same period, our stock price dropped precipitously, causing the value of their holdings to decline by significantly more than the amount of their compensation. Conversely, after the first quarter of 2009 and through 2010, our share price rebounded significantly, but our operating results declined until midway through 2010. The decline in operating results, combined with a reduction in their bonus formulas, caused Messrs. Isenberg’s and Petrello’s bonuses to drop significantly after the first quarter of 2009. Because we strive to achieve both strong financial performance and significant shareholder returns, we consider each element of compensation separately and as a whole in evaluating the effectiveness of our executive compensation program.

Other named executive officers and senior leadership of the Company. The Compensation Committee sets the compensation for our other named executive officers and for other senior leadership of the Company, which is comprised generally of the heads of the Company’s significant business units and certain corporate departments. The Company has entered into employment agreements with certain of these individuals that guarantee a minimum level of compensation. Those agreements expire at various times from 2012 through 2014. In setting the compensation of our senior leadership team, including the named executive officers other than Mr. Petrello (and, historically, Mr. Isenberg) we generally focus on three key elements: performance considerations and business goals; the subjective judgment of the Compensation Committee with input from Mr. Petrello (and, historically, Mr. Isenberg); and in some years, market referencing.

Performance Considerations and Business Goals. We compensate our executives and assign them additional responsibilities as recognition for how well they perform individually and as a team in achieving individual and collective business goals. At the end of each year, each executive’s overall performance is assigned a rating by Mr. Petrello (and, historically, Mr. Isenberg), which is reviewed by the Compensation Committee. These performance ratings heavily influence the executive’s compensation, but through 2011, they were not applied in a formulaic manner. For example, rather than setting specific targets for achievement of business or individual goals, the performance rating was determined on a more subjective basis as further explained below. Beginning in 2012, the Compensation Committee has adopted a plan that will result in a significant portion of the incentive compensation of those individuals being derived from a formula based upon performance against pre-established performance metrics. In addition, the Board has proposed a performance-based Incentive Bonus Plan for shareholder approval at the meeting.

Compensation Committee Judgment. The Compensation Committee exercises subjective judgment in making compensation decisions with respect to our senior management team. Mr. Petrello (and, historically, Mr. Isenberg) provides significant input to the committee on the compensation, including annual merit-based salary adjustments, bonus and equity awards, of the senior leadership of the Company other than themselves. The committee draws on its own judgment and observations of the executive officers and other senior leadership, but also relies heavily on the judgment of Mr. Petrello (and, historically, Mr. Isenberg) in evaluating the performance of such officers and leaders. The Compensation Committee has discretion to decrease formula-driven awards, or to provide additional incentive compensation to individuals, based on individual performance and executive retention considerations. The committee also considers input from the Audit Committee with respect to risk management considerations in evaluating performance objectives and incentives.

Market Referencing. We regularly consider market data for similarly situated executives at selected peer companies and/or industrial and finance companies in making compensation decisions for this group of executives. To help collect market information, we look at proxy statement disclosures of the peer companies and/or review published compensation survey sources of industrial and finance companies generally. We do not target individual elements of compensation or total compensation at a certain percentile within a peer group. We review peer group information and/or survey data solely to inform ourselves how our executives’ and senior leaders’ aggregate compensation compares to competitive norms in order to set compensation at levels we believe are appropriate for attracting and retaining talented leaders. We did not employ a peer group analysis in determining the compensation of our named executive officers or other senior leadership for 2011, although we did consider market data in determining their overall compensation.

Tally Sheets. In determining compensation, the Compensation Committee reviews tally sheets for each of the named executive officers and senior leadership team. These tally sheets present the dollar amount of each component of the named executive officers’ and senior leaders’ compensation, including current cash compensation (base salary and bonus), equity awards, retirement benefits, perquisites and any other compensation, including compensation (if any) paid to senior leaders pursuant to employment agreements. In its review, the committee determined that all of these elements in the aggregate provide a reasonable and competitive compensation opportunity for each executive and that each element contributes to our overall compensation objectives discussed above.

Components of Executive Compensation

The key elements of our executive compensation program are base salary, annual performance bonus and long-term incentives, such as equity awards that vest over several years. Stock ownership is the simplest, most direct way to align our executive officers’ interests with those of our other shareholders. The vesting and other design features of these awards encourage long-term stock ownership by our executive officers to further motivate them to create long-term shareholder value. This is particularly true in the case of Messrs. Isenberg and Petrello, who have not sold any shares since 2005 and have exercised stock options infrequently. Their most recent exercises occurred only on the eve of the expiration of the options, and they continue to hold the underlying shares, except those relinquished for the payment of withholding taxes or exercise price. They continue to hold a combined equity interest in the Company of nearly 9%. Our three-part compensation approach enables us to remain competitive within our industry while ensuring that our named executive officers are appropriately incentivized to deliver shareholder value.

Retirement benefit accruals and perquisites or other fringe benefits make up only a minor portion of the total annual compensation opportunity. We also provide severance protection for Mr. Petrello as discussed later in this Compensation Discussion and Analysis and in the section entitled “Employment Agreements” beginning on page 35 of this proxy statement, as well as for certain of our senior leaders.

Base Salary

Chief Executive Officer. In 2009, as part of the overall adjustment of their compensation arrangements, Messrs. Isenberg’s and Petrello’s base salaries were set at $1.3 million and $1.1 million, respectively. Mr. Isenberg volunteered in his agreement to donate the entire after-tax proceeds of his base salary to education and established a foundation to provide assistance based on need or merit to employees of the Company or their children to pursue higher education. In June 2009, Messrs. Isenberg and Petrello agreed to reduce their base salaries by 10%, commensurate with reductions in the salaries of all named executive officers and other senior leaders of the Company, and their employment agreements were amended accordingly. Those reductions expired on June 30, 2010.

Other named executive officers and senior leadership of the Company. The Compensation Committee reviews the performance of each other senior executive officer individually with Mr. Petrello (and, historically, Mr. Isenberg) and determines an appropriate base salary level based primarily on individual performance and competitive factors. These competitive factors sometimes include as a reference the compensation levels of similarly situated executives of other drilling contractors and in the oil services sector generally, and also the compensation levels needed to attract and retain highly talented executives from outside the industry. We do not target base salaries at a certain percentile within any peer group. Instead, we review market data to inform ourselves how our executives’ and senior leaders’ aggregate compensation compares to competitive norms. In the case of newly hired executives, the committee sometimes considers the salary of the candidate in his or her last employment. Base salaries for our named executive officers for 2009 through 2011 are reported in the Summary Compensation Table on page 29 under the Salary column. As mentioned above, in light of the uncertainty of the economic environment, salaries of our named executives and other senior leaders were reduced by 10% in June 2009. The committee froze 2010 salaries for most of our named executive officers and other senior leaders at their 2009 year-end levels, including the 10% reduction, through the first half of 2010. Effective January 1, 2010, the Compensation Committee increased the salary of Mr. Wood, our corporate controller who has acted as our principal financial and accounting officer since March 2009, in recognition of the expansion of his duties and his strong performance. Salaries were restored to their 2008 levels in July 2010. Certain of our senior leaders and named executive officers received salary increases effective January 2011, to reflect current market conditions, reward performance and encourage retention.

Annual Performance Bonus and Long-Term Incentives

Overview. We intend our annual performance bonus and long-term incentive program to reward achievement of corporate objectives and to incentivize our named executive officers to deliver strong shareholder returns. By granting annual equity awards that vest over several years, we provide a longer-term focus that further aligns the interests of our executives with our other shareholders. The Compensation Committee supports a practice of paying bonuses and long-term incentives that deliver above-average compensation if financial results and/or shareholder returns exceed expectations. As noted above, industry conditions and operating results continued to improve in 2011. Strategies employed by senior management enabled us to generate strong operating cash flow, and we continued to enjoy access to capital markets on an attractive basis. Our resulting cash position enabled us to continue to fund capital expenditures necessary to sustain our position in our markets, to repay our convertible debt and to complete strategic acquisitions designed to enhance our position in emerging markets. The Compensation Committee believes that retention and financial motivation of our management team best positions the Company to continue to grow shareholder value.

Chief Executive Officer. As noted above, Messrs. Isenberg and Petrello’s employment agreements were designed to align their compensation with enhancing shareholder value. The major portion of their contractual cash compensation represents performance-based bonus compensation. In addition to a base salary, their employment agreements provide for annual cash bonuses in an amount equal to a specified percentage of Nabors’ cash flow in excess of 15% of the average shareholders’ equity for each fiscal year. As a result of the Company’s strong performance in 2011, Messrs. Isenberg and Petrello earned bonuses of $19,500,000 and $13,629,000. Mr. Isenberg agreed to lower his bonus amount to $15,595,000 and Mr. Petrello agreed to accept stock options in lieu of nearly $5 million of his contractual bonus.

Over the years, Messrs. Isenberg and Petrello have agreed to accept equity in lieu of significant portions of their contractual bonuses, putting their earned bonuses at the risk of forward stock performance. This practice is consistent with our pay-for-performance philosophy designed to align the interests of our executives with those of other shareholders and has resulted in significant losses to our executives in periods when the stock performance has declined. For example, in 2002, Mr. Petrello was granted stock options valued at $10 million in lieu of an equivalent portion of his contractual bonus for 2001. Although the realizable value of those options rose to over $70 million, he continued to hold them through industry and market downturns. When he did exercise those options on the eve of their recent expiration, he realized value of only $9.5 million, which he received in shares of stock that he continues to hold.

Messrs. Isenberg’s and Petrello’s employment agreements also provided for long-term equity incentive awards. In light of their overall compensation packages, no incremental equity awards were made to them in 2011.

Other named executive officers and senior leadership of the Company. We provide incentives to these executive officers and senior leadership in two categories: (1) annual performance bonuses that are designated in cash, but are sometimes paid in whole or in part in the form of equity awards, and (2) long-term incentives that are delivered in the form of restricted stock, stock options or other equity awards. The Compensation Committee balances the goals of rewarding past performance, incentivizing future performance and retention in determining the amount and form of these incentives. Through our annual cash bonus and long-term equity incentives, we link individual awards to both Company and individual performance.

Annual incentive awards are not guaranteed. Generally, the Compensation Committee determines the amount of the annual bonus, if any, for an officer and then uses that amount as a basis for determining the number of shares of restricted stock or options to be granted as a long-term equity award to that officer, as explained below. While not based on objective formulas or specific targets, the performance considerations for the annual bonus include both financial and nonfinancial assessments, including financial achievements in relation to internal budgets, developing internal infrastructure and enhancing positions in certain markets. The nonfinancial criteria include attainment of safety goals, maintaining Nabors’ share in its principal geographic markets, enhancing Nabors’ technical capabilities and developing operations in identified strategic markets. At the end of each year, Mr. Petrello (and, historically, Mr. Isenberg) performs a personal assessment of each member of the leadership team, which is reviewed by the Compensation Committee. These assessments heavily influence the executive’s annual bonus and long-term equity incentives, but are not applied in a formulaic manner.

The Compensation Committee also considers overall corporate performance during the year, the amount of cash bonus as a percentage of the individual’s base salary, market referencing information in some years, and the recommendations of Mr. Petrello (and, historically, Mr. Isenberg). Based on these considerations, as well as the terms of employment agreements with certain individuals, the committee approves annual incentive awards for the other named executive officers and senior leadership team. Because of the heavy influence of both individual and corporate performance on the determination of the amount of equity awards and because the future value of those awards is inherently subject to the risk of forward stock performance, the committee typically provides for time-vesting of those awards, incentivizing retention, rather than imposing an additional element of performance risk.

For 2011, as in prior years, long-term incentives were determined by multiplying the value of the annual cash bonus amount by a multiple determined for that individual based upon position and performance, and delivering the resulting value in the form of equity, based on the value of our stock. For example, Mr. Wood earned an annual cash bonus of $100,000 for 2011. Mr. Wood also received a separate long-term incentive award for 2011 in the form of restricted shares, the number of which was determined by multiplying the total value of his annual bonus ($100,000) by the applicable multiple (1.1) and dividing the resulting amount by the value of our stock on the grant date. Based on this calculation, he was granted 3,613 shares of restricted stock, with the restrictions lapsing ratably over four years. Mr. Wood also received a one-time grant of restricted shares valued at $500,000 to incentivize retention.

Our named executive officers’ annual cash bonuses for 2011 are reported in the Summary Compensation Table on page 29 under the column entitled “Bonus”. The grant-date values of long-term incentives granted to our named executive officers in 2011 are reported in the “Stock Awards” column of that table.

Equity Award Policy. The Company has established a Stock Option/Restricted Stock Award Policy that applies to the grant of equity incentive awards to all employees, including our named executive officers. The policy does not restrict the timing of awards, although the Compensation Committee generally makes incentive awards to our named executive officers and senior leadership at its first meeting following the end of each calendar year, which usually occurs in February following publication of our annual results.

Pursuant to this policy, the Compensation Committee delegates authority to the CEO, subject to predetermined caps, to approve equity awards to employees at other times during the year, such as in connection with new hires and promotions, or in connection with the appraisal review and compensation adjustment process for employees. All awards granted by the CEO are required to be reported to the Compensation Committee at its next regularly scheduled meeting. In connection with the appraisal review and compensation adjustment process for 2011, the CEO was delegated authority to grant up to an aggregate of 1,000,000 restricted shares to employees.

Retirement Benefits

Our named executive officers and senior leaders are eligible to participate in the following retirement plans:

•	a tax-qualified 401(k) plan, and

•	a nonqualified deferred compensation plan (the “Deferred Compensation Plan”).

Collectively, these plans facilitate retention and encourage our employees to accumulate assets for retirement. The 401(k) plan is a tax-qualified, defined-contribution benefit plan covering substantially all our employees. A description of the Deferred Compensation Plan, the benefits of our named executive officers under that plan and the Executive Plan described below, and the terms of their participation can be found in the Nonqualified Deferred Compensation table and the discussion preceding that table beginning on page 33 of this proxy statement.

Messrs. Petrello and Wood (and, historically, Mr. Isenberg) are also eligible to participate in the Executive Plan. Pursuant to Mr. Isenberg’s employment agreement, at the end of each calendar quarter he remained employed, Nabors credited $600,000 to his account under this plan. Those deferred amounts, together with earnings thereon, were forfeited upon the termination of his employment agreement effective December 31, 2011. Pursuant to Mr. Petrello’s employment agreement, at the end of each calendar quarter he remains employed through the first quarter of 2019, Nabors credits $250,000 to his account under this plan. These deferred amounts, together with earnings thereon, will be distributed to Mr. Petrello when he reaches age 65 or earlier upon his termination of employment due to death, disability, termination without cause or constructive termination without cause. Mr. Petrello will forfeit his account balance under this plan upon termination of employment for cause or voluntary resignation. In 2010, the Compensation Committee elected to establish an account for Mr. Wood under the Executive Plan and credited $125,000 in each of 2010 and 2011 to that account. Some of our other senior leaders also participate in the Executive Plan.

Other Benefits and Perquisites

All of our employees, including our named executive officers, may participate in health and welfare benefits plans. Our named executive officers may also receive company-sponsored club memberships and/or an automobile allowance as part of their overall compensation package. In addition, Mr. Petrello receives additional benefits under the terms of his employment agreement, and Mr. Isenberg retains certain benefits under his employment agreement, each as described in the section entitled “Employment Agreements” beginning on page 35.

Share Ownership Policy

We encourage our named executive officers and senior leaders to own the Company’s shares to further align their interests with those of other shareholders. Mr. Petrello’s employment agreement requires that he own a minimum amount of shares, measured by the acquisition-date value of those shares. Acquisition value was chosen as the appropriate measure because of the volatility of stock prices in our industry and the complications that may arise from the use of a fluctuating valuation method. Mr. Petrello must own shares with an acquisition-date value of five times his base salary. As noted in the Beneficial Ownership of Company Common Stock table on page 14, Mr. Petrello currently owns 9,727,918 shares. None of our other named executive officers or senior leaders is subject to a minimum share ownership requirement.

Termination and Change-in-Control Arrangements

Severance protection, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, we have provided such protection for Mr. Petrello (and, historically, Mr. Isenberg) in his employment agreement. Detailed information regarding employment agreements and severance benefits they provide is included in the section entitled “Employment Agreements” beginning on page 35 of this proxy statement. The severance benefits in the prior agreements were negotiated when the employment agreements were entered into in 1987 and 1991, respectively.

The severance benefits in Messrs. Isenberg’s and Petrello’s employment agreements were substantially renegotiated in 2009. Under the previous formula for severance payments approved by major shareholders, creditors and the bankruptcy court in 1987, in the event of Mr. Isenberg’s death, disability, termination without cause, or constructive termination without cause, he would have had the right to receive (if his employment had terminated on December 31, 2008) $263.6 million, excluding excise tax gross-ups. Effective in April 2009, all tax gross-ups were eliminated and the severance provisions were replaced with a flat payment of $100 million upon any such termination in consideration of the surrender by Mr. Isenberg of rights under the prior agreement and other concessions under the new agreement. Upon termination of Mr. Isenberg’s employment agreement, the Board negotiated an agreement pursuant to which the $100 million termination payment was not paid.

Similarly, the formula for termination without cause, or constructive termination without cause, was reduced to three times the average of the base salary and annual bonus paid to Mr. Petrello during each of the three fiscal years preceding the date of termination, with the bonus amounts to be calculated in all cases as though the bonus formula under the new agreement had been in effect. The formula will be further reduced to two times the average stated above in April 2015. Also effective in April 2009, all tax gross-ups were eliminated under his new agreement, including the gross-up for golden parachute excise taxes. The previous formula for severance payments in the event of Mr. Petrello’s death or disability was eliminated and substituted with a flat payment of $50 million, representing a negotiated amount taking into account Mr. Petrello’s rights under the prior agreement and his concessions under the new agreement. For comparison, the cash severance amount Mr. Petrello could have received under the old agreement if his employment had terminated on December 31, 2008 under any of these conditions was $89.6 million before excise tax gross-ups.

In light of the overall concessions by Messrs. Isenberg and Petrello in the renegotiation of their employment agreements, including the elimination of tax gross-up payments, the elimination of substantial stock option grants in the event of a change in control, and substantial reductions in their bonus formulas, the committee agreed to retain a death benefit in the new agreements, although at a much reduced level, in order to mitigate the risk of paying a substantially higher death benefit during the term of the prior agreements. The committee believes that it was able to obtain a more balanced compensation package in the new employment agreements through inclusion of the substantially reduced death benefit.

Risk Assessment

In view of the current economic and financial environment, the Compensation Committee has reviewed and will continue to review with management the design and operation of our incentive compensation arrangements, including the performance objectives and the mix of short- and long-term performance horizons used in connection with incentive awards, for the purpose of assuring that these arrangements will not provide our executives with incentives to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of our company or the investments of our shareholders.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits to $1 million the amount of compensation that may be deducted by Nabors in any year with respect to any of its named executive officers. Certain performance-based compensation approved by shareholders is not subject to the $1 million limit. Although Nabors intends to take reasonable steps to obtain deductibility of compensation, it reserves the right not to do so in its judgment, particularly with respect to retaining the service of its executive officers.

2011 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2009, December 31, 2010 and December 31, 2011.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)(3)	Stock Awards ($)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Eugene M. Isenberg	2011	1,300,000	15,595,000	0	0	0	35,502	2,566,363	19,496,865
Chairman of the Board	2010	1,235,000	9,734,000	0	0	0	21,464	2,547,022	13,537,486
	2009	1,141,750	19,891,275	0	0	0	2,925	2,222,038	23,257,988

Anthony G. Petrello	2011	1,100,000	13,629,000	0	0	0	14,793	1,252,684	15,996,477
Deputy Chairman of the Board, President and Chief Executive Officer	2010	1,045,000	6,440,000	0	0	0	8,943	1,498,397	8,992,340
	2009	965,806	7,886,551	0	0	0	1,219	954,446	9,808,022

R. Clark Wood	2011	264,714	100,000	610,000	0	0	1,491	133,549	1,109,754
Principal Accounting Officer and Principal Financial Officer	2010	233,347	100,000	100,000	0	0	721	131,901	565,969
	2009	193,732	60,000	0	75,000	0	0	6,047	334,779

Mark D. Andrews	2011	180,000	50,000	30,000	0	0	0	80,583	340,583
Corporate Secretary	2010	171,000	40,000	30,000	0	0	0	78,328	319,328
	2009	171,000	40,000	0	30,000	0	0	75,626	316,626

(1)	A portion of Messrs. Isenberg’s and Petrello’s contractual salaries is deemed to be director’s fees. The amounts in this column for 2011 include $50,000 paid as director’s fees to each of Messrs. Isenberg and Petrello.
(2)	For 2011, Mr. Petrello received only $8,745,450 of his bonus in cash and voluntarily agreed to accept the remainder in the form of stock options that were granted in August 2011. For 2009, each of Messrs. Isenberg and Petrello voluntarily agreed to accept a portion of his bonus in the form of stock options that were granted in February 2009. For 2011, Mr. Isenberg voluntarily agreed to forego approximately $4 million of his contractual bonus. The contractual cash bonuses for Messrs. Isenberg and Petrello are described above under “Annual Performance Bonus and Long-Term Incentives”.
(3)	Option amounts shown in this column reflect the grant-date fair value of stock option awards. The fair value was determined pursuant to the Black-Scholes model for option pricing, utilizing assumptions detailed in our annual report on Form 10-K for the applicable year.
(4)	The amounts shown in the “Stock Awards” column reflect the grant-date closing price of restricted stock awards.
(5)	Incentive awards paid in cash are reported under the “Bonus” column because of the level of discretion the Compensation Committee retains in determining the bonus amounts.
(6)	The amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column are attributable to above-market earnings in the Executive Plan. Above-market earnings represent the difference between the 6% interest rate earned under the plan and 5.35%, which is 120% of the Internal Revenue Service Long-Term Applicable Federal Rate as of December 31, 2008. Nonqualified deferred compensation activity for 2011 is detailed in the 2011 Nonqualified Deferred Compensation Table on page 33.

(7)	The All Other Compensation amounts in the Summary Compensation Table consist of the following items:

Name	Year	Insurance Benefits (a)	Club Membership	Imputed Life Insurance (b)	Automobile Allowance	Gross-up (c)	Other (d)	NQP Company Match	401(k) Company Match	Total
Eugene M. Isenberg	2011	0	41,347	24,473	24,000	0	2,471,420	0	5,123	2,566,363
	2010	0	27,801	23,187	24,000	0	2,465,692	0	6,342	2,547,022
	2009	0	50,649	20,877	24,008	127,642	1,992,900	177	5,785	2,222,038

Anthony G. Petrello	2011	0	22,535	4,567	19,971	0	1,200,942	0	4,669	1,252,684
	2010	0	20,309	4,327	27,159	0	1,442,737	0	3,865	1,498,397
	2009	0	23,446	2,156	27,475	12,917	884,539	0	3,913	954,446

R. Clark Wood	2011	0	0	223	0	0	125,000	2,699	5,627	133,549
	2010	0	0	199	0	0	125,000	3,839	2,863	131,901
	2009	0	0	153	0	0	0	262	5,632	6,047

Mark D. Andrews	2011	0	0	0	0	0	80,583	0	0	80,583
	2010	0	0	0	0	0	78,328	0	0	78,328
	2009	0	0	0	0	0	75,626	0	0	75,626

(a)	The economic benefit related to a split-dollar life insurance arrangement was $207,021 and $18,848 for Messrs. Isenberg and Petrello, respectively, for 2011. These amounts were reimbursed to the Company during 2011. The benefit as projected on an actuarial basis was $275,550 and ($64,912), respectively, before taking into account any reimbursements to the Company. We have used the economic-benefit method for purposes of disclosure in the Summary Compensation Table. Nabors suspended premium payments under these policies in 2002 as a result of the Sarbanes-Oxley Act.
(b)	Represents value of life insurance premiums for coverage in excess of $50,000.
(c)	The amount in the “Gross-up” column for Mr. Isenberg represent tax reimbursements related to auto allowance and club memberships incurred prior to April 2009 and tax preparation fees for tax years prior to 2009. The amount in the “Gross-up” column for Mr. Petrello represent tax reimbursements related to auto allowance and club memberships incurred prior to April 2009. Effective in April 2009, all tax gross-ups were eliminated.
(d)	The amount in the “Other” column for Mr. Isenberg for 2011 includes tax preparation fees, the incremental variable operating costs to the Company attributable to his personal use of corporate aircraft as contemplated in his employment agreement (which include fuel, landing fees, on-board catering, crew travel expenses, collectively, “aircraft fees”) and contributions of $2,400,000 to the Executive Plan. The amounts contributed to the Executive Plan were forfeited upon termination of Mr. Isenberg’s employment agreement effective December 31, 2011.

The amount in the “Other” column for Mr. Petrello for 2011 includes contributions to the Executive Plan of $1,000,000 and aircraft fees of $200,942.

The amount in the “Other” column for Mr. Wood for 2011 reflects contributions to the Executive Plan.

The amount in the “Other” column for Mr. Andrews for 2011 includes a housing allowance of $48,000. In addition, the “Other” column for Mr. Andrews for 2011 includes reimbursement of Bermuda payroll taxes, company matching contributions to a Bermuda pension plan, and reimbursement of Bermuda health and social insurance premiums, none of which individually exceeds the greater of $25,000 or 10% of the total amount of these benefits for Mr. Andrews.

2011 GRANTS OF PLAN-BASED AWARDS

The table below shows each grant of restricted stock awards or stock options made to a named executive officer under any plan during the year ended December 31, 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock/ Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Eugene M. Isenberg		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Anthony G. Petrello	8/22/11	N/A	N/A	N/A	N/A	N/A	N/A	N/A	750,000	16.36	$4,883,550
R. Clark Wood	2/17/11	N/A	N/A	N/A	N/A	N/A	N/A	21,677	N/A	N/A	$600,000
	3/15/11	N/A	N/A	N/A	N/A	N/A	N/A	378	N/A	N/A	$10,000
Mark D. Andrews	2/17/11	N/A	N/A	N/A	N/A	N/A	N/A	1,084	N/A	N/A	$30,000

(1)	Restricted shares granted in February 2011 and March 2011 relate to 2010 performance and are scheduled to vest ratably over a four-year period.
(2)	Mr. Petrello voluntarily agreed to accept a portion of his 2011 annual bonus in the form of a stock option award that was granted on August 22, 2011. The award fully vested on January 1, 2012.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END

This table shows unexercised options, restricted stock awards that have not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2011. The amounts reflected as Market Value are based on the closing price of our common stock ($17.34) on December 30, 2011 as reported on the NYSE.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
Eugene M. Isenberg	3,800,000	0	$13.525	1/22/2012
	1,900,000	0	$19.375	2/20/2013
	1,900,000	0	$22.955	2/20/2014
	700,000	0	$28.825	2/24/2015
	2,666,666	0	$35.805	12/5/2015
	3,000,000	0	$9.870	2/25/2019

Anthony G. Petrello	1,400,000	0	$13.525	1/22/2012
	950,000	0	$19.375	2/20/2013
	950,000	0	$22.955	2/20/2014
	350,000	0	$28.825	2/24/2015
	1,333,334	0	$35.805	12/5/2015
	1,698,427	0	$9.870	2/25/2019
	1,726	0	$20.900	9/30/2019
	0	750,000	$16.360	8/22/2021

R. Clark Wood(1)	2,800	0	$19.765	6/30/2013
	1,500	0	$23.990	2/20/2014
	1,762	0	$29.790	2/24/2015
	13,730	13,730	$9.180	3/10/2019
					396	6,867	N/A	N/A
					3,206	55,592	N/A	N/A
					21,677	375,879	N/A	N/A
					378	6,555	N/A	N/A

Mark D. Andrews(2)	0	3,397	$9.870	2/25/2019
	915	1,830	$9.180	3/10/2019
					159	2,757	N/A	N/A
					962	16,681	N/A	N/A
					1,084	18,797	N/A	N/A

(1)	Mr. Wood’s restricted stock is scheduled to vest as follows: 5,419 shares vested on 2/17/12; 1,069 shares vested on 2/18/12; 396 shares vested on 3/14/12; 94 shares vested on 3/15/12; 5,419 shares vest on 2/17/13; 1,068 shares vest on 2/18/13; 95 shares vest on 3/15/13; 5,419 shares vest on 2/17/14; 1,069 shares vest on 2/18/14; 94 shares vest on 3/15/14; 5,420 shares vest on 2/17/15; and 95 shares vest on 3/15/15.
(2)	Mr. Andrews’ restricted stock is scheduled to vest as follows: 271 shares vested on 2/17/12; 321 shares vested on 2/18/12; 159 shares vested on 3/14/12; 271 shares vest on 2/17/13; 320 shares vest on 2/18/13; 271 shares vest on 2/17/14; 321 shares vest on 2/18/14 and 271 shares vest on 2/17/15.

OPTION EXERCISES AND STOCK VESTED IN 2011

The following table shows stock options exercised by the named executive officers and restricted stock awards vested during 2011. The value realized on the exercise of options is calculated by subtracting the exercise price per share from the market price per share on the date of the exercise.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eugene M. Isenberg	0	0	692,940	14,659,146
Anthony G. Petrello	500,000	2,357,500	283,738	6,002,470
R. Clark Wood	0	0	1,879	51,715
Mark D. Andrews	1,699	30,282	719	16,072

2011 NONQUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan allows certain employees, including some of our named executive officers, to defer an unlimited portion of their base salary and cash bonus and to receive company matching contributions in excess of contributions allowed under our 401(k) plan because of IRS qualified plan limits. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan are generally made in the form of a lump-sum payment upon separation of service from the Company.

Under the Executive Plan, we make deferred bonus contributions to accounts established for certain employees, including some of our named executive officers and other senior leaders, based upon their employment agreements or their performance during the year. Individual account balances in the Executive Plan are adjusted in accordance with deemed investment elections made by the participant either using investment vehicles made available from time to time or in a deemed investment fund that provides an annual interest rate on such amounts as established by the Compensation Committee from time to time. The interest rate for the deemed investment fund is currently set at 6%. Mr. Petrello has elected to participate in this fund, as have some of our other senior leaders. Mr. Isenberg had also elected to participate in this fund, but the entire balance of his account under the Executive Plan was forfeited effective December 31, 2011. Distributions from the Executive Plan are made in the form of lump-sum payments upon death, disability, termination without cause (as defined), or upon departure from the Company after vesting, which generally occurs five years (or other specified period) after the first contribution to the participant’s account.

Both the Deferred Compensation Plan and Executive Plan are unfunded deferred-compensation arrangements. The table below shows aggregate earnings and balances for each of the named executive officers under our nonqualified deferred compensation plans.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Eugene M. Isenberg	0	2,400,000	(239)	0	6,634,867
Anthony G. Petrello	0	1,000,000	67	0	2,762,068
R. Clark Wood	20,085	127,699	(2,446)	0	320,429
Mark D. Andrews(5)	0	0	0	0	0

(1)	The amounts shown in the “Executive Contributions in Last Fiscal Year” column reflect contributions to the Deferred Compensation Plan.
(2)	The amounts shown in the “Company Contributions in Last Fiscal Year” column for Messrs. Isenberg, Petrello and Wood include contributions of $2,400,000, $1,000,000, and $125,000, respectively, to the Executive Plan. All other amounts in that column reflect company matching contributions to the Deferred Compensation Plan. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table beginning on page 29.
(3)	The amounts shown in the “Aggregate Earnings in Last Fiscal Year” column for Messrs. Isenberg and Petrello include earnings (losses) of ($239) and $67, respectively, in the Executive Plan. All other amounts in that column reflect earnings or losses in the Deferred Compensation Plan. The portion of these amounts representing above-market earnings is reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 29.
(4)	The amounts shown in the “Aggregate Balance at Last Fiscal Year-End” column for Messrs. Isenberg, Petrello and Wood include balances in the Executive Plan that were reported in the “All Other Compensation” column of the Summary Compensation Table in previous years. All other amounts in that column reflect balances in the Deferred Compensation Plan. Mr. Isenberg forfeited his account balance in the Executive Plan effective December 31, 2011.
(5)	Mr. Andrews does not participate in either of our nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

The following table reflects potential payments to executive officers under agreements in place with Messrs. Isenberg and Petrello on December 31, 2011 for termination upon a change in control, termination without cause or constructive termination without cause (as defined in their respective employment agreements). The same amount would have been payable to Mr. Isenberg in the event of his death or disability. The amounts shown assume the termination was effective on December 31, 2011. In addition to the amounts set forth below, in the event of death, disability or termination without cause, Messrs. Isenberg and Petrello would have the right to a distribution of their account balances under the Executive Plan, as described above. Mr. Isenberg forfeited both his termination benefit and the balance in his account under the Executive Plan in connection with the termination of his employment agreement effective December 31, 2011.

Name	Cash Severance		Bonus	Option Awards(2)	Stock Awards(3)	Retirement and Savings Plan Contributions	Welfare Benefits and Out-placement	Tax Gross-up	Total
Eugene M. Isenberg	$100,000,000		0	$0	$0	0	0	0	$100,000,000
Anthony G. Petrello	31,055,077	(1)	0	735,000	0	0	0	0	31,790,077
R. Clark Wood	0		0	0	0	0	0	0	0
Mark D. Andrews	0		0	0	0	0	0	0	0

(1)

The amounts shown for Mr. Petrello reflect a payment equal to three times the average of the base salary and annual bonus contemplated in his current employment agreement during the three fiscal years preceding the termination. If Mr. Petrello’s employment ended as a result of his death or disability, his estate would be paid a lump sum of

$50,000,000, an amount negotiated in 2009 in light of significant concessions he made in connection with amending and restating his employment agreement.
(2)	Amounts shown for option awards represent the value of unvested options that would become vested and exercisable based on the difference between the $17.34 closing stock price on December 30, 2011 and the exercise price of the respective options.

Employment Agreements

Effective April 1, 2009, the Compensation Committee negotiated new employment agreements (“new employment agreements”) with Messrs. Isenberg and Petrello that amended and restated their prior agreements.

On February 2, 2012, the Company and Nabors Industries, Inc. entered into an agreement with Mr. Isenberg, effective December 31, 2011, pursuant to which Mr. Isenberg voluntarily terminated both his employment with the Company and his new employment agreement, and waived any right to payment in connection with such termination, including the $100 million payment discussed below. Pursuant to the agreement, Mr. Isenberg agreed to remain Chairman of the Board until the meeting, but will not stand for reelection. Upon stepping down as Chairman of the Board, Mr. Isenberg will be appointed Chairman Emeritus for a three-year term, which will be extended for additional one-year terms unless terminated by him or by the Company, and will receive cash compensation equal to that of other nonemployee directors. Nabors Industries, Inc. also paid $6,600,000 into an escrow account, which bears interest at the guaranteed rate of 6% per annum and will be distributed upon his death either to Mr. Isenberg’s estate or to the trustees of his revocable trust. Pursuant to the agreement, Mr. Isenberg ceased participation in the Company’s benefit plans and forfeited any benefits available to him thereunder (including forfeiture of the balance of his account under the Executive Plan), except as required by law and the following: (a) he and his spouse continue to participate in medical, dental and life insurance coverage until either receives equivalent coverage and benefits under the plans and programs of a subsequent employer or their death; (b) he retains the right to distribution of vested account balances in the Company’s 401(k) plan and Deferred Compensation Plan; and (c) he retains certain benefits under the split-dollar life insurance agreements in effect between him and Nabors Industries, Inc. Mr. Isenberg also retains certain other perquisites under his employment agreement. All of Mr. Isenberg’s stock option and restricted stock awards were already fully vested at the time of the agreement and remain subject to the applicable plans and agreements governing them.

The new employment agreement for Mr. Petrello provides for an initial term extending through March 30, 2013, with automatic one-year extensions on each anniversary date beginning April 1, 2011, unless either party provides notice of termination 90 days prior to such anniversary. If the Company provides notice of termination to Mr. Petrello, then provided that he remains employed with the Company for a period of up to six months as specified by the Company to assist with the transition of management, the termination will be treated as a constructive termination without cause and the Company will buy out the remaining term of his contract as described below. Neither Mr. Petrello nor the Company has provided notice of termination.

In addition to a base salary, the prior employment agreements provided for annual cash bonuses in an amount equal to 6% and 2%, for Messrs. Isenberg and Petrello, respectively, of Nabors’ cash flow (as defined) in excess of 15% of the average shareholders’ equity for each fiscal year (the “equity hurdle”). Mr. Petrello’s bonus was subject to a minimum of $700,000 per year. In April 2009, that minimum payment was eliminated, and the annual cash bonuses under the employment agreements were reduced to 2.25% and 1.5%, respectively, of Nabors’ cash flow in excess of the equity hurdle. Pursuant to his agreement, Mr. Petrello’s bonus formula increased to 2% of Nabors’ cash flow in excess of the equity hurdle when he was appointed Chief Executive Officer. Messrs. Isenberg and Petrello voluntarily accepted lower cash bonuses than provided for under their employment agreements in light of their overall compensation package in 19 of the last 22 and 15 of the last 20 years, respectively.

For 2009, Messrs. Isenberg’s and Petrello’s annual cash bonuses were $15.4 million and $4.9 million, respectively, for the first quarter of 2009 in accordance with the prior employment agreement provisions and $4.5 million and $3.0 million, respectively, for the second through fourth quarters of 2009 in accordance with the new employment agreements. For 2010, Messrs. Isenberg and Petrello received cash bonuses of $9.7 million and $6.4 million, respectively, pursuant to the new employment agreements. For 2011, Messrs. Isenberg’s and Petrello’s annual cash bonuses were $19,500,000 and $13,629,000, respectively, pursuant to the formulas in the new employment agreements. Mr. Isenberg voluntarily agreed to reduce his bonus by approximately $4 million. Mr. Petrello agreed to accept a portion of his bonus in the form of immediately vested stock options valued at $4,883,550. The remainder of his 2011 bonus and all of Mr. Isenberg’s reduced bonus were paid in cash.

Mr. Petrello (and, historically, Mr. Isenberg) also participates in the Company’s Executive Plan. For each quarter Mr. Isenberg was employed, Nabors credited $600,000 to his account under the plan. These deferred amounts, together with earnings thereon, were forfeited upon termination of his agreement effective December 31, 2011. For each quarter Mr. Petrello is employed through the first quarter of 2019, Nabors credits $250,000 to his account under the plan. These deferred amounts, together with earnings thereon, will be distributed to Mr. Petrello when he reaches age 65, or earlier upon termination of employment due to death, disability, termination without cause or constructive termination without cause, but will be forfeited upon his earlier termination of employment for cause or voluntary resignation. During 2011, the Company credited $2,400,000 and $1,000,000, respectively, to Messrs. Isenberg’s and Petrello’s accounts under the plan.

Mr. Petrello (and, historically, Mr. Isenberg) is also eligible for awards under Nabors’ equity plans, may participate in annual long-term incentive programs and pension and welfare plans on the same basis as other executives, and may receive special bonuses from time to time as determined by the Board.

Termination in the event of death, disability, or termination without cause (including in the event of a change in control). Mr. Petrello’s new employment agreement (and, historically, Mr. Isenberg’s) provides for severance payments in the event the agreement is terminated (i) upon death or disability, (ii) by Nabors prior to the expiration date of the agreement for any reason other than for cause, or (iii) by Mr. Petrello for constructive termination without cause, each as defined in the employment agreement. Termination in the event of a change in control (as defined in the respective employment agreements) is considered a constructive termination without cause. Mr. Petrello’s appointment in October 2011 as CEO provided a basis for Mr. Isenberg to claim constructive termination without cause which, upon timely notification to the Board and failure to cure, would have entitled Mr. Isenberg to a payment of $100 million. Mr. Isenberg agreed to forego that right effective December 31, 2011 pursuant to the February 2, 2012 agreement discussed above. Mr. Petrello’s estate would have the right to receive within 30 days of his death or disability a payment of $50 million or, in the event of termination without cause or constructive termination without cause, three times the average of his base salary and annual bonus (calculated as though the bonus formula under the new employment agreement had been in effect) during the three fiscal years preceding the termination. If, by way of example, Mr. Petrello were terminated without cause subsequent to December 31, 2011, his payment would be approximately $31.1 million. The formula will be further reduced to two times the average stated above in April 2015.

The new employment agreements continued to provide that, upon death, disability, termination without cause, or constructive termination without cause, the executive would receive (a) any unvested restricted stock outstanding, which will immediately and fully vest; (b) any unvested outstanding stock options, which will immediately and fully vest; (c) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites), which will be continued through the later of the expiration date or three years after the termination date; (d) continued participation in medical, dental and life insurance coverage until the executive receives equivalent benefits or coverage through a subsequent employer or until the death of the executive or his spouse, whichever is later; and (e) certain perquisites and any other or additional benefits in accordance with applicable plans and programs of Nabors, including distribution of account balances under the Company’s Executive Plan. The value of Mr. Petrello’s unvested stock options was approximately $735,000 as of December 31, 2011. Estimates of the cash value of Nabors’ obligations to Mr. Petrello under (c), (d) and (e) above are included in the payment amounts above.

Other Obligations. In addition to salary and bonus, each of Messrs. Isenberg and Petrello receive group life insurance in an amount equal to his base salary (up to a limit of $1 million), various split-dollar life insurance policies, reimbursement of expenses, various perquisites (including personal use of company aircraft) and a personal umbrella policy in the amount of $5 million. Premium payments under the split-dollar life insurance policies were suspended in 2002 as a result of the adoption of the Sarbanes-Oxley Act. Under Mr. Petrello’s new agreement (and, historically, Mr. Isenberg’s), the Company’s only obligation with respect to the split-dollar life insurance policies is to make contributions during the term of the executive’s employment in the amounts necessary to maintain the face value of the insurance coverage. If the Company is not legally permitted to make such contributions to the policies, it will pay an additional bonus to the executive equal to the amount required to permit him to lend sufficient funds to the insurance trusts that own the policies to keep them in force.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Our Governance Guidelines charge the Governance and Nominating Committee, which is comprised entirely of independent members of our Board, with reviewing any transaction between the Company and an officer or director to ensure its fairness to the Company and to determine its potential impact on the independence of any director involved. Our independence standards are set forth in our Governance Guidelines and described above under “Corporate Governance — Director Independence” on page 11. The Company has engaged in the following transactions with officers and directors during the past three years.

James L. Payne. During the first quarter of 2010, the Company entered into a transaction with Shona Energy Company, Inc. (“Shona”), a company in which Mr. Payne, an outside director of the Company, is chairman and chief executive officer. Shona offered all existing shareholders, including a subsidiary of the Company, an opportunity to acquire convertible preferred shares by subscribing for units (the “Preferred Units”), each consisting of one share of Shona Series A 10% convertible preferred stock and a warrant to purchase an additional 120 shares of Shona common stock during the next five years. Each current shareholder was entitled to subscribe to Preferred Units in proportion to its respective current share ownership in Shona, as well as to purchase additional Preferred Units to the extent that other shareholders of Shona did not fully subscribe for and purchase their proportionate share of the Preferred Units. The Company elected to subscribe for 9,950 Preferred Units, at an aggregate purchase price of $995,000, which represented less than its proportionate subscription right. As a result of this transaction, as well as a previous share issuance by Shona in which Nabors did not participate, the Company’s equity ownership percentage in Shona decreased from 16.34% to 11.12%, with all preferred shares counted on an as-converted basis.

In the second quarter of 2011, Shona offered all existing shareholders an opportunity to purchase additional common shares. Each current shareholder was entitled to subscribe to purchase up to 0.02905 common shares for each common share owned (including each Shona preferred share on an as-converted basis), as well as to purchase additional common shares to the extent that other shareholders of Shona did not fully subscribe for and purchase their proportionate share of the offering. The Company elected to subscribe for its full proportionate share of the offering, including an overallotment option. As a result of the Company’s participation, it acquired 878,567 shares of Shona for an aggregate purchase price of $623,783. As a result of this transaction, more than offset by a previous warrants offering by Shona in which Nabors did not participate, the Company’s equity ownership percentage in Shona decreased to 10.43%, with all preferred shares counted on an as-converted basis. In the third quarter of 2011, Shona became a public company in Canada, with voting common shares listed on the TSX Venture Exchange. As of December 31, 2011, the Company held a minority interest of approximately 7.55% of the issued and outstanding commons shares of Shona, with all preferred shares counted on an as-converted basis.

The Governance and Nominating Committee reviewed each of these transactions and determined that they were conducted at arm’s length and did not impair Mr. Payne’s independence. Mr. Payne did not take part in the determinations.

James R. Crane. Mr. Crane, an outside director of the Company beginning in February 2012, is Chairman and CEO of Crane Capital Group Inc. (“CCG”), an investment management company that indirectly owns a majority interest in several operating companies, some of which have provided services to the Company, including international logistics and electricity. For the years 2009, 2010 and 2011, payments for services by the Company to the CCG companies totaled $7.6 million, $29.6 million and $36.9 million, respectively, representing 1.85%, 4.45% and 3.39%, respectively of CCG’s consolidated revenues.

The Governance and Nominating Committee and the Board reviewed these transactions in connection with Mr. Crane’s appointment to the Board, determined that they were conducted at arm’s length and concluded that Mr. Crane met both the objective and subjective standards of director independence established by the NYSE, as well as the Board’s Governance Guidelines. The Committee and the Board also approved ongoing ordinary-course business transactions between the Company and the CCG group of companies. The Company expects to make aggregate payments to the CCG companies during 2012 in amounts substantially similar to payments made in 2011. Through March 31, 2012 payments for services totaled $10.3 million.

Michael C. Linn. Mr. Linn, an outside director of the Company since February 2012, is a director of LINN Energy, LLC (“LINN”) and served as Chairman and Chief Executive Officer of LINN from December 2007 to January 2010. The Company provides drilling, well servicing and other services to LINN Operating, Inc. in the ordinary course of its business. For the years 2009, 2010 and 2011, the total revenues received by the Company from LINN were $1.3 million, $750,000 and $4.6 million, respectively, which in each case represented less than 1% of LINN’s consolidated revenues.

The Governance and Nominating Committee and the Board reviewed these transactions in connection with Mr. Linn’s appointment to the Board, determined that they were conducted at arm’s length and concluded that Mr. Linn met both the objective and subjective standards of director independence established by the NYSE, as well as the Board’s Governance Guidelines. The Committee and the Board also approved ongoing ordinary-course business transactions between the Company and LINN. The Company expects to receive aggregate revenues from LINN during 2012 in amounts substantially similar to those received in 2011. Through March 31, 2012 revenues totaled $2.9 million.

Eugene M. Isenberg. Mr. Isenberg, Chairman of the Board and former Chief Executive Officer, purchased a condominium from the Company on March 15, 2012, for $320,000. The purchase price was determined by way of independent appraisal. The Governance & Nominating Committee and the Board approved this transaction and determined that it was conducted at arm’s length.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee for 2011 was comprised of Messrs. Comfort, Payne, Yearwood and Dr. Lombardi, all independent directors. None of these directors has ever served as an officer or employee of Nabors or any of its subsidiaries, nor has any participated in any transaction during the last fiscal year required to be disclosed pursuant to the SEC’s proxy rules, except as disclosed in the preceding section with respect to Mr. Payne. No executive officer of Nabors serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Compensation Committee or as a director. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

ITEM 2

APPROVAL AND APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION

OF THE AUDIT COMMITTEE TO SET THE AUDITOR’S REMUNERATION

Under Bermuda law, our shareholders have the responsibility to appoint the independent auditor of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration. At the meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent auditor and to authorize the Audit Committee to set the independent auditor’s remuneration. PricewaterhouseCoopers or its predecessor has been our independent auditor since May 1987.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR OF THE COMPANY AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITOR’S REMUNERATION.

Preapproval of independent auditor services. The Audit Committee preapproves all audit and permitted nonaudit services (including the fees and terms thereof) to be performed for the Company by PricewaterhouseCoopers, the Company’s independent auditor. The Chairman of the Audit Committee may preapprove additional permissible proposed nonaudit services that arise between Committee meetings, provided that the decision to preapprove the service is reported at the next regularly scheduled committee meeting.

Independent Auditor Fees

The following table summarizes the aggregate fees for professional services rendered by PricewaterhouseCoopers. The Audit Committee preapproved 2011 and 2010 services.

	2011	2010
Audit Fees	$5,259,503	$5,414,710
Audit-Related Fees	13,810	13,533
Tax Fees	107,840	67,985
All Other Fees	—	—

Total	$5,381,154	$5,496,228

The Audit fees for the years ended December 31, 2011 and 2010, respectively, include fees for professional services rendered for the audits of the consolidated financial statements of the Company and the audits of the Company’s internal control over financial reporting, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules, statutory audits, consents, and accounting consultation attendant to the audit.

The Audit-Related fees for the years ended December 31, 2011 and 2010, respectively, include consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2011 and 2010, respectively, include services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice.

The auditor rendered no other professional services during 2011 or 2010.

ITEM 3

DECLASSIFICATION BYE-LAW AMENDMENT

The Company’s Board of Directors has unanimously approved amendments to the Company’s Amended and Restated Bye-laws to provide for the annual election of directors, resulting in a phased-in declassification of the Board by the 2014 annual general meeting of shareholders (the “Declassification Bye-law Amendment”). The Board recommends that the shareholders approve the Declassification Bye-law Amendment, which, if adopted, would amend the Bye-laws of the Company as follows:

1. “Subject to Bye-law 29.1A,” shall be added at the beginning of Bye-law 29.1.

2. New Bye-law 29.1A shall be added, as follows:

“Commencing at the Annual General Meeting held in 2012, as the three-year term of each class of Directors expires, the nominees for such class shall be eligible for election to a term of one year only at the Annual General Meeting in which such term expires. Upon the expiry of the last three-year term in 2014, Bye-laws 29.1 and 29.1A shall cease to have effect and be deleted from these Bye-laws and directors will then be unclassified.”

3. Bye-law 29.2 shall be amended to read in its entirety:

“In case of any increase in the number of Directors within the minimum and maximum limitations specified in this Bye-law, additional Directors may be appointed by the Board to fill such vacancy. No decrease in the number of Directors shall shorten the term of any incumbent Director.”

The Board of Directors of the Company is asking shareholders to consider and adopt the proposed Declassification Bye-law Amendment. Although the Board considered the risk that a declassified board could make the Company more vulnerable to unsolicited takeover bids and could impair the Board’s ability to maximize the value to shareholders of a takeover offer, the Board concluded that those risks could be mitigated by putting other safeguards in place. In adherence to its commitment to maintain good corporate governance and, in this instance, in response to the vote at the 2011 annual general meeting of shareholders in favor of a shareholder proposal advocating board declassification, the Board approved the Declassification Bye-law Amendment. The Board is also recommending, in Item 4, a bye-law amendment relating to certain business combinations. The Board believes that amendment would help mitigate any negative effects of the Declassification Bye-law Amendment.

The proposed Declassification Bye-law Amendment is permitted under Bermuda law and is consistent with the rules of the NYSE. Pursuant to the Amended and Restated Bye-laws of the Company, the proposed Declassification Bye-law Amendment, if adopted, may be amended or repealed only by the affirmative vote of the holders of a majority of the Company’s issued shares entitled to vote.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE DECLASSIFICATION BYE-LAW AMENDMENT.

ITEM 4

BUSINESS COMBINATIONS BYE-LAW AMENDMENT

The Company’s Board of Directors has unanimously approved and recommends that the shareholders approve an amendment to the Company’s Amended and Restated Bye-laws that would enhance protections afforded to shareholders in the event of a proposed business combination with an interested shareholder (the “Business Combinations Bye-law Amendment”). The Business Combinations Bye-law Amendment generally requires that business combinations with, or proposed by, persons beneficially owning 10% of the voting power of the Company’s shares shall require an affirmative vote of 66 2/3% of the votes entitled to be cast by the holders of all then outstanding voting shares, subject to certain exceptions. The Business Combinations Bye-law Amendment is attached as Exhibit A to this proxy statement.

The Board of Directors of the Company is asking shareholders to consider and adopt the proposed Business Combinations Bye-law Amendment in order to reduce the Company’s vulnerability to unsolicited takeover bids and enhance the Board’s ability to maximize the value to shareholders of any takeover offer. The proposed bye-law is similar to Section 203 of the Delaware General Corporation Law, which provides similar protection to shareholders of companies incorporated in Delaware. The Board proposes the adoption of the Business Combinations Bye-law Amendment in conjunction with the proposed Board Declassification Bye-law

Amendment because of the potential that the Board Declassification Bye-law Amendment could make the Company more vulnerable to unsolicited takeover bids and could impair the Board’s ability to maximize the value to shareholders of a takeover offer. The increased vote requirement would not apply in the event the transaction was approved by a majority of continuing directors, similar to DGCL 203.

The proposed Business Combinations Bye-law Amendment is permitted under Bermuda Law and is consistent with the rules of the NYSE. Pursuant to the Amended and Restated Bye-laws of the Company, the proposed Business Combinations Bye-law Amendments, if adopted, may only be amended or repealed by the affirmative vote of the holders of a majority of the Company’s issued shares entitled to vote; provided, however, that if such amendment or repeal is proposed by persons beneficially owning 10% of the voting power of the Company’s shares, the Business Combinations Bye-law Amendments may only be amended or repealed by the affirmative vote of the holders of 75% of the Company’s issued shares entitled to vote.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATIONS BYE-LAW AMENDMENT.

ITEM 5

TECHNICAL BYE-LAW AMENDMENTS

In light of an address change and an amendment to the Bermuda Companies Act permitting a company to hold its own shares in treasury, the Company’s Board of Directors has unanimously approved and recommends that the shareholders approve certain amendments to the Company’s Amended and Restated Bye-laws (the “Technical Bye-law Amendments”). The proposed Technical Bye-law Amendments, if adopted, would amend the Bye-laws of the Company as follows:

1. Bye-law 3; Registered Office. Delete the reference to “Cedar House, 41 Cedar Avenue, Hamilton, Bermuda HM 12” and substitute therefor the words “Canon’s Court, 22 Victoria Street, Hamilton, Bermuda HM 12”.

2. Bye-law 8; Company May Repurchase Shares. Bye-law 8 shall be amended to read in its entirety:

“The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Acts. The whole or any part of the amount payable on any such acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Acts.

8.1 Subject to the provisions of these Bye-laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares disposed of or transfer all or any of the shares for cash or other consideration or cancel all or any of the shares.”

The Board of Directors of the Company is asking shareholders to consider and adopt the proposed Technical Bye-law Amendments in order to correct the Company’s registered office address and to permit the Company to hold its own shares in treasury. The amendments, if adopted, will permit the Company to hold shares in treasury only in compliance with the Bermuda Companies Act, which includes a number of safeguards such as a prohibition against the Company voting those shares or otherwise exercising rights in those shares. The Board of Directors has approved the Technical Bye-law Amendments in the interest of keeping current with Bermuda law.

The proposed Technical Bye-law Amendments are permitted under Bermuda law and are consistent with the rules of the NYSE. Pursuant to the Amended and Restated Bye-laws of the Company, the proposed Technical Bye-law Amendments, if adopted, may only be amended or repealed by the affirmative vote of the holders of a majority of the Company’s issued shares entitled to vote.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE TECHNICAL BYE-LAW AMENDMENTS.

ITEM 6

APPROVAL OF 2012 INCENTIVE BONUS PLAN

Upon the recommendation of the Compensation Committee, the Board of Directors unanimously adopted the 2012 Incentive Bonus Plan (the “Incentive Plan”) and the Performance Goals included therein effective as of January 1, 2012, subject to approval by the shareholders at the meeting. The Board of Directors believes it to be in the best interest of the Company to adopt the Incentive Plan, which is attached to this proxy statement as Exhibit B.

Shareholders typically prefer pay-for-performance compensation structures. The Incentive Plan is designed to advance the interest of the Company by providing participants in the Incentive Plan with annual incentive opportunities linked directly to specific performance measures. It is intended that the Incentive Plan will: (a) reinforce our goal-setting and strategic-planning process; (b) recognize the efforts of management in achieving objectives; and (c) aid in attracting and retaining competent management, thus ensuring the long-range success of the Company.

The Incentive Plan is being submitted to shareholders for their approval so that payments under the plan will constitute “qualified performance-based compensation” under the provisions of Section 162(m) of the Code, which limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain “covered employees”, unless the compensation is “qualified performance-based compensation”. Under Treasury Regulations promulgated pursuant to Section 162(m), at least three conditions must be satisfied in order for compensation to qualify as performance-based: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals; (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment; and (iii) a committee of the Board of Directors that is comprised solely of two or more “outside directors” must certify the performance goals that have been satisfied before payment. In an effort to structure the compensation paid to covered employees so as to qualify as “performance-based compensation” under Section 162 (m) of the Code, the Board of Directors adopted the Incentive Plan subject to shareholder approval at the annual meeting. Notwithstanding the submission of the Incentive Plan to shareholders, the Company reserves the right to pay its employees, including participants in the Incentive Plan, compensation under the Incentive Plan and other amounts that may or may not be deductible under Section 162(m) or other provisions of the Code.

Eligibility. All officers and corporate and operating management employees of the Company and its subsidiaries are eligible for selection to participate in the Incentive Plan. Approximately 350 officers and employees of the Company are currently eligible to participate in the Incentive Plan.

Awards. Under the Incentive Plan, for each fiscal year (“Award Year”), the Compensation Committee (the “Committee”) will set a Target Award dollar amount for each Participant designated by the Committee. The Committee will also establish performance measures (“Performance Goals”) in accordance with the Incentive Plan for each Participant. The Performance Goals may relate to a particular area of the business for which the Participant is responsible, to one or more business units or to the Company as a whole, or to a combination of the foregoing. The Committee will establish the objective criteria that will determine the percentage (which may not exceed 100%) of the Target Award that will be paid out based upon the level of achievement of the predetermined Performance Goals.

The Performance Goals may include one or more of the following for a calendar year:

(i)	income before federal taxes and net interest expense;

(ii)	achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover;

(iii)	completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company;

(iv)	working capital, generally defined to include receivables; inventories and controllable current liabilities, measured either in absolute dollars or relative to sales;

(v)	earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement balance sheet, income statement or cash flow objectives;

(vi)	performance goals based upon a percentage of cash flow in excess of a percentage of stockholders’ equity; or

(vii)	earnings per share, operating income, gross income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, operating margin, earnings before interest and taxes, earnings before interest, tax, depreciation and amortization, return on equity, return on assets, return on capital, return on invested capital, net revenues, gross revenues, revenue growth, annual recurring revenues, recurring revenues, license revenues.

After the end of the fiscal year, the Committee will certify whether the Performance Goals have been attained. The Committee may reduce or eliminate any payout, but it may not increase a payout under the Incentive Plan. Payments under the Incentive Plan will be made in cash, provided that the Committee may, in its discretion, make any payment earned under the Incentive Plan in (i) shares or (ii) stock options issued under any stock plan of the Company that has been approved by shareholders. If all or a portion of a Participant’s incentive payments are to be made in shares or stock options, the Committee may also provide that, if any of such shares or stock options are forfeited because such Participant’s employment terminates before the restrictions on such shares lapse, or vesting of the stock options occurs, such Participant shall have the right to a cash payment from the Company for such forfeited shares or unvested options. In the case of share awards, the cash payment shall be equal to the lesser of (i) the dollar amount of the incentive payment that was paid in the forfeited shares in lieu of cash and (ii) the market value of the forfeited shares at the time of such employment termination. In the case of stock options, the cash payment shall be the difference between (i) the exercise price of the stock options and (ii) the market value of the Company’s common shares at the time of such termination.

In no event may the sum of the dollar value of incentive payments paid in cash, shares and stock options to any Participant under the Incentive Plan for any Award Year exceed $15,000,000. The Committee must certify the level of achievement of the Performance Goals before any payments may be made under the Incentive Plan. The Board may terminate the Incentive Plan with respect to any specific year or in entirety at any time.

Participants in the Incentive Plan may receive other annual bonus compensation outside the Incentive Plan whether or not bonus payments are made to Participants under the Incentive Plan for the same years. The payment of such additional bonus compensation will be at the discretion of the Committee and need not be based upon the achievement of objective Performance Goals.

Amendments or Termination. Either the Board or the Committee may amend or terminate the Incentive Plan at any time, provided that no such amendment or termination shall be made that would impair the rights of a Participant, without their consent, with respect to any Award that has been made prior to the amendment or termination of the Incentive Plan. An amendment may affect present and future Participants. Any amendment made by the Committee shall be subject to approval or rejection of the Board. Neither the Board nor the Committee shall, without approval of a majority of the votes cast by the shareholders of the Company at a meeting of shareholders at which a proposal to amend the Incentive Plan is voted upon (i) increase the maximum amount of compensation that may be awarded under the Incentive Plan to any individual, (ii) amend the class of Covered Persons eligible to receive Awards, (iii) alter the Performance Goals, or (iv) extend the term of the Incentive Plan.

New Plan Benefits. The amount of each participant’s future awards will be determined based on the discretion of the Compensation Committee and therefore cannot be calculated.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN.

ITEM 7

APPROVAL OF 2012 STOCK PLAN

We are proposing the Company’s 2012 Stock Plan (the “2012 Stock Plan”) for your approval at the meeting. The 2012 Stock Plan is attached to this proxy statement as Exhibit C. The Board of Directors believes it to be in the best interest of the Company to adopt the 2012 Stock Plan to promote our long-term growth and profitability by aligning the interests of our key employees with those of other shareholders and providing additional incentives to increase the long-term performance of the Company. We are seeking your approval so that we may use the 2012 Stock Plan to grant equity-based incentive awards, as well as to enhance our ability to grant awards that qualify for the performance-based exception to the federal income tax deduction limits that otherwise apply to us under Section 162(m) of the Code.

The Company’s 2003 Employee Stock Plan (the “2003 Plan”), which has 14,140,523 shares available for award as of April 9, 2012, is scheduled to expire June 3, 2013, which is likely to be prior to the 2013 annual general meeting of shareholders. Currently, 845 employees participate in the 2003 Plan. Because providing competitive compensation packages, including equity-based incentive awards to our employees is critical to our ability to recruit and retain key employees, we are seeking approval of the 2012 Stock Plan at the meeting to enable continuity of our compensation practices upon expiration of the 2003 Plan. The number of shares authorized under the 2012 Stock Plan shall be automatically reduced by the number of shares issued under the 2003 Plan after the date of approval. The 2012 Stock Plan is intended to encourage the key employees of the Company and its subsidiaries and affiliates to own our common shares and to provide additional incentive to those employees whose contributions are essential to the growth and success of the Company’s business. The 2012 Stock Plan is designed to strengthen the commitment of plan participants to the Company, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company.

Our long-term goal is to limit the annual average dilution from our equity incentive plans to less than 5%. “Dilution” is measured as the total number of shares under all outstanding equity awards (i.e., share awards granted, less share award cancellations), as a percentage of the weighted average number of common shares outstanding for that year. Over the past three years, the average annual dilution was 3.38%, 0.04% and 0.50% (for 2009, 2010 and 2011, respectively). Dilution was higher in 2009 than in other years due to the combination of our low stock price following the global economic downturn in 2008 and our decision to grant equity-based awards in the form of stock options.

The “burn rate” for the 2003 Plan measures the number of shares under outstanding equity awards granted during the year (disregarding cancellations), as a percentage of the weighted average number of common shares outstanding for that year. Over the past three years, the burn rate was 3.57%, 0.20% and 0.71% for 2009, 2010 and 2011, respectively). Our burn rate was higher in 2009 for the reasons stated in the preceding paragraph. We believe that our three-year average burn rate is within the levels recommended by shareholder advisory groups for the Energy sector (Global Industry Classification Standard Code 10).

The “overhang rate” for the 2003 Plan measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the common shares outstanding. Over the past three years, the overhang rate was 14.47%, 14.94% and 13.95% (for 2009, 2010 and 2011, respectively). Our overhang rate, although generally within the levels recommended by shareholder advisory groups, has traditionally been high as the result of our senior executives’ tendency to hold their stock through industry cycles rather than liquidating profits. For that reason, we believe dilution is a better standard for evaluating our proposed plan. If this new 2012 Stock Plan is approved by the shareholders, our overhang rate would be 11.84%, based on the number of common shares outstanding as of April 9, 2012. This Amendment would also result in a 0.005% increase in the “adjusted common shares outstanding,” which is the sum of the total number of shares under all outstanding awards and authorized for future plan awards (i.e., the overhang amount), plus the total number of common shares outstanding.

PLAN DESCRIPTION

The following is a brief description of the principal features of the 2012 Stock Plan. It does not purport to be complete and is qualified in its entirety by the full text of the 2012 Stock Plan, which is attached hereto as Exhibit C.

General. We have reserved for issuance under the 2012 Stock Plan a maximum of 15,000,000 common shares, decreased automatically by the number of common shares issued under the 2003 Plan after the date on which the shareholders of the Company approved the 2012 Stock Plan. If an award granted under the 2012 Stock Plan expires or is terminated, the common shares underlying the award will again be available under the 2012 Stock Plan. In addition, to the extent common shares are used to exercise any award (as described below) or to satisfy tax withholding obligations under the 2012 Stock Plan, an equal number of shares will remain available for issuance under the 2012 Stock Plan.

In addition to the specific number of common shares authorized under the 2012 Stock Plan, set forth above, the 2012 Stock Plan provides for automatic increases in the number of authorized shares if options are granted with an exercise price greater than the fair market value of the Company’s common shares on the date of the option grant or if a cap value is placed on an option pursuant to the award agreement related to such option. The specific formulas are set forth in Section 4(a) of the 2012 Stock Plan.

No individual may be granted awards under the 2012 Stock Plan in any calendar year covering more than 3,000,000 shares. In determining the number of shares with respect to options or SARs awarded, each share subject to an option or SAR is counted as constituting  1/3 of a common share, based on their approximate value relative to a share of stock.

In the event of any change in the Company’s capitalization or in the event of a corporate transaction such as a merger, amalgamation, consolidation, separation or similar event, the 2012 Stock Plan provides for appropriate adjustments in the number and class of common shares available for issuance or grant and in the number and/or price of shares subject to awards.

Types of Awards. The following awards may be granted under the 2012 Stock Plan:

•	stock options, including incentive stock options and non-qualified stock options,

•	restricted stock,

•	restricted stock units,

•	stock appreciation rights, and

•	stock bonuses.

These awards are all described in more detail below.

Administration. The 2012 Stock Plan will be administered by the Board of Directors or, in the discretion of the Board of Directors, a committee of the Board. The Board anticipates that the Compensation Committee will administer the 2012 Stock Plan. For convenience, the administrator of the 2012 Stock Plan will be referred to below as the Committee.

The Committee may, subject to the provisions of the 2012 Stock Plan, determine the persons to whom awards will be granted, the type of awards to be granted, the number of shares to be made subject to awards and the exercise price. The Committee may also condition the award on the attainment of certain goals, determine other terms and conditions that shall apply to awards, interpret the 2012 Stock Plan and prescribe, amend and rescind rules and regulations relating to the 2012 Stock Plan. The Committee may delegate to any of our employees (or a committee of employees) the authority to make grants of awards to our employees who are not our executive officers or directors. The terms and conditions of each award granted under the 2012 Stock Plan will be set forth in a written award agreement relating to the award.

In the event that the Committee grants an award that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code, the Committee in its discretion may condition payment under the award in whole or in part on the attainment of (or a specified increase or decrease in) one or more of the following business criteria as applied to an award recipient under the 2012 Stock Plan and/or a business unit of the Company or its subsidiaries or affiliates:

(i)	income before federal taxes and net interest expense;

(ii)	achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover;

(iii)	completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company;

(iv)	working capital, generally defined to include receivables;

(v)	inventories and controllable current liabilities, measured either in absolute dollars or relative to sales;

(vi)	earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives;

(vii)	performance goals based upon a percentage of cash flow in excess of a percentage of stockholders’ equity;

(viii)	earnings per share, operating income, gross income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, operating margin, earnings before interest and taxes, earnings before interest, tax, depreciation and amortization, return on equity, return on assets, return on capital, return on invested capital, net revenues, gross revenues, revenue growth, annual recurring revenues, recurring revenues, license revenues, sales or market share, total shareholder return, economic value added;

(ix)	the growth in the value of an investment in the common shares assuming the reinvestment of dividends; or

(x)	reduction in operating expenses.

Payments under such awards will be made, in the case of employees covered under Section 162(m) of the Code, solely on account of the attainment of such performance goals established in writing by the Committee not later than the date on which 25% of the period of service to which the award relates has elapsed (or if earlier, 90 days after the beginning of the period).

Eligibility. Awards may be granted under the 2012 Stock Plan to employees, directors and consultants of the Company or its subsidiaries or affiliates, as selected by the Committee in its sole discretion.

Awards may be granted under the 2012 Stock Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a subsidiary or affiliate as the result of a merger or consolidation or other corporate event involving the employing corporation, as the result of which it merges with or becomes a subsidiary or affiliate of the Company. The terms and conditions of the awards so granted may vary from the terms and conditions otherwise set forth in the 2012 Stock Plan as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

Terms and Conditions of Options. Stock options granted under the 2012 Stock Plan may be either “incentive stock options,” as that term is defined in Section 422 of the Code, or non-qualified stock options (i.e., any option that is not such an incentive stock option). The exercise price of a stock option granted under the 2012 Stock Plan will be determined by the Committee at the time the option is granted, but the exercise price may not be less than the fair market value of the common shares (determined generally as the closing price per common share of the Company on the date of grant). Stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable option agreement. The Committee will also determine the maximum duration of the period in which the option may be exercised, which may not exceed ten years from the date of grant.

The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the Committee) by any one of the following methods or a combination thereof:

•	in cash or cash equivalents,

•	by the surrender of previously acquired common shares that have been held by the participant for at least six months prior to the date of surrender, or

•	to the extent permitted by applicable law, through a “broker cashless exercise” procedure acceptable to the Committee.

Restricted Stock. The 2012 Stock Plan provides for awards of common shares that are subject to restrictions on transferability and other restrictions that may be determined by the Committee in its discretion. Such restrictions will lapse on terms established by the Committee. Except as may be otherwise provided under the award agreement relating to the restricted stock, a participant granted restricted stock will have all the rights of a shareholder (for instance, the right to receive dividends on the shares of restricted stock, if any, and the right to vote the shares). The restricted period shall not be less than three years, but the restricted period can be shortened to one or more years if vesting of the restricted stock is conditioned upon the attainment of the performance goals identified above or other corporate or individual performance goals established by the Committee at the time of grant.

Restricted Stock Units. The 2012 Stock Plan provides for awards of restricted stock units which, upon vesting, entitle the participant to receive an amount in cash or common shares (as determined by the Committee and set forth in the applicable award agreement) equal to the fair market value of the number of shares made subject to the award. Vesting of all or a portion of a restricted stock unit award may be subject to terms and conditions established by the Committee. As with awards of restricted stock, the restricted period shall not be less than three years, but the restricted period can be shortened to one or more years if vesting of the restricted stock unit is conditioned upon the attainment of the performance goals identified above or other corporate or individual performance goals established by the Committee at the time of grant.

Stock Appreciation Rights (“SARs”). The 2012 Stock Plan provides that the Committee, in its discretion, may award stock appreciation rights, either in tandem with stock options or freestanding and unrelated to options. The grant price of a freestanding SAR will be the fair market value of a common share (as described above). The grant price of tandem SARs will equal the exercise price of the related option. Tandem SARs may be exercised for all or part of the shares subject to the related option upon surrender of the right to exercise the equivalent portion of the related option. Freestanding SARs may be exercised upon whatever terms and conditions the Committee imposes. SARs will be payable in cash, common shares or a combination of both, as determined in the Committee’s discretion and set forth in the applicable award agreement.

Stock Bonuses. The 2012 Stock Plan provides that the Committee, in its discretion, may award common shares to employees that are not subject to restrictions on transferability or otherwise, but only in lieu of salary or a cash bonus otherwise payable to the employee.

Change in Control. The Committee in its discretion may provide that, in the event of a change in control (as defined in an applicable award agreement), whether alone or in combination with other events, the vesting and exercisability restrictions on any outstanding award that is not yet fully vested and exercisable will lapse in part or in full.

Termination of Employment. Unless otherwise determined by the Committee in an award agreement, the termination of a participant’s employment or service will not cause the participant’s vested options to be cancelled within 90 days of such termination unless the termination was for Cause (in which case all options, whether vested or unvested, will be forfeited) or as a result of resignation without requisite notice. In addition, if a participant’s employment with the Company terminates, but the participant continues to serve as a member of the Board, such participant’s options will not be cancelled within 90 days of such termination.

Amendment and Termination. The Board of Directors may modify or terminate the 2012 Stock Plan or any portion of the 2012 Stock Plan at any time, except that an amendment that requires shareholder approval in order for the 2012 Stock Plan to continue to comply with any law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our shareholders. In addition, any amendment shall be subject to approval of our shareholders if it materially increases the benefits accruing to participants under the 2012 Stock Plan, materially increases the number of shares that may be issued under the 2012 Stock Plan, or materially modifies the requirements for participation in the 2012 Stock Plan. Any amendment to the 2012 Stock Plan or an award agreement that accelerates the date on which an award is exercisable or payable or that reduces the exercise price of any outstanding option will also be subject to the approval of our shareholders. No awards may be granted under the 2012 Stock Plan after the day prior to the tenth anniversary of the date of its approval by the Company’s shareholders, but awards granted prior to that time can continue after such time in accordance with their terms.

2012 Stock Plan Benefits. During fiscal year 2011, options and shares of restricted stock were granted under the 2003 Plan to the Company’s named executive officers as set forth in the table captioned “2011 Grants of Plan-Based Awards” on page 31. Options were granted during the year to all of the Company’s executive officers as a group to purchase 750,000 common shares at a weighted average exercise price of $16.36 per share, and 23,139 shares of restricted stock were granted to all of the Company’s executive officers as a group. Options were granted to all of the Company’s other officers and employees as a group under the 2003 Plan to purchase 175,587 common shares at a weighted average exercise price of $15.6315 per share, and 1,001,240 shares of restricted stock were granted to all of the Company’s other officers and employees as a group. The Company’s non-employee directors were granted 72,000 shares of restricted stock as a group under the 2003 Plan for their service during 2011. The terms and number of options or other awards to be granted in the future under the 2003 Plan and the 2012 Stock Plan (if approved) are to be determined in the discretion of the Compensation Committee. Since no such determinations have been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers, directors or other eligible employees cannot be determined at this time. As of April 9, 2012 the closing price on the NYSE of a common share was $16.39 per share.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

The following summarizes the United States federal income tax consequences of awards under the 2012 Stock Plan to participants who are subject to United States tax.

Stock Options. An optionee will generally not recognize taxable income upon the grant of a nonqualified stock option to purchase common shares. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the common shares over the exercise price. The tax basis of the common shares in the hands of the optionee will equal the exercise price paid for common shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the common shares for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the common shares will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the common shares and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will generally not recognize income upon the grant of an incentive stock option to purchase common shares and will not generally recognize income upon exercise of the option, provided that the optionee is an employee of Company at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the common shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the common shares before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Awards. The current United States federal income tax consequences of other awards authorized under the 2012 Stock Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of exercise or settlement; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) restricted stock units and performance awards are generally subject to ordinary income tax at the time of payment, and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m). Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the other four most highly paid executive officers of publicly held companies. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing us the full federal tax deduction otherwise permitted for such compensation.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2012 STOCK PLAN

ITEM 8

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Shareholders are invited to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. Because Say-on-Pay votes do not reveal shareholders’ specific concerns, following last year’s vote, our Lead Director, other directors and certain members of management engaged in dialogue with several of our significant shareholders regarding the reasons for their vote. The principal concerns communicated to the Board and our responses were as follows:

Shareholder Concern	Company Response
• the corporate governance issues raised by shareholder proponents at the 2011 annual general meeting (majority vote standard in director elections and declassification of the board);	• announcement of a director-resignation policy in the event a director is not elected by a majority vote; • the Board has proposed a Bye-law amendment to declassify the Board;

• succession planning;	• the Board transferred CEO responsibilities from Mr. Isenberg to Mr. Petrello and negotiated a termination of Mr. Isenberg’s employment agreement;

• a desire for new independent directors with relevant industry and international expertise on the Board; and	• two new independent directors with extensive industry and international experience have been added to the Board;

• the overall level of executive compensation.

•    the Board reduced the overall level of senior executive compensation by nearly 50% by terminating Mr. Isenberg’s employment agreement;

•    the Board eliminated over $100 million in termination benefits in Mr. Isenberg’s employment agreement; and

•    the Board has proposed an incentive compensation plan with performance metrics for approval by shareholders.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive business results for the benefit of our shareholders. We have structured our compensation program to accomplish this purpose. Our executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes that reward superior corporate and individual performance. The ultimate goal of our program is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives. Toward that end, we provide a program of cash and equity-based awards designed to reward executives for superior performance, as measured by both financial and nonfinancial factors. We use equity-based awards to align executives’ interests with those of other shareholders. The time-vesting feature of those awards, combined with other forms of deferred compensation, encourages our talented executives to remain in our employ.

In response to shareholder concerns raised about executive compensation, over the past three years we took a series of steps, which are more fully detailed above in the Compensation Discussion and Analysis section of this proxy statement. Most notably, as part of the new employment agreements in 2009, formulas for annual incentive bonuses and severance payments to Messrs. Isenberg and Petrello that had been previously approved by shareholders were dramatically reduced, and tax gross-ups and several contingent payments were eliminated. As the net result of the actions taken, Mr. Isenberg’s compensation was 68% lower in 2009 than 2008, and 81% lower in 2010 than in 2008; Mr. Petrello’s compensation was 59% lower in 2009 than 2008, and 62% lower in 2010 than 2008. Those reductions are significant in their own right, but especially since they reflected effective negotiations by the Compensation Committee, and the willingness of Messrs. Isenberg and Petrello to pare their compensation arrangements in light of evolving best practices. Even as industry conditions improved in 2011, Mr. Isenberg’s compensation was over 72% lower in 2011 than in 2008, while Mr. Petrello’s was more than 31% lower in 2011 than in 2008. Effective December 31, 2011, Mr. Isenberg’s employment agreement was terminated.

The vote on this resolution is not intended to address any specific element of compensation, but to advise the Board (including the Compensation Committee) on shareholders’ views of our overall executive compensation as described herein. While the vote on executive compensation is nonbinding, the Board of Directors and the Compensation Committee will review the voting results and give consideration to the outcome. We ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual General Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and narrative disclosure.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board of Directors or the Compensation Committee; nor will it change the fiduciary duties of the Company, the Board of Directors or the Compensation Committee.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ITEM 9

SHAREHOLDER PROPOSAL TO ADOPT A PROXY ACCESS BYE-LAW

The following shareholder proposal has been submitted to the Company for action by the New York City Employees’ Retirement System, New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund, the beneficial owners of more than $2000 in market value of the Company’s stock, Municipal Building, One Centre Street, Room 629, New York, New York 10007. The shareholder proposal is co-sponsored by the State of North Carolina Equity Investment Fund Pooled Trust, the Connecticut Retirement Plans and Trust Funds, the California State Teacher’s Retirement System and the Illinois State Board of Investment. The affirmative vote of a majority of the shares voted at the meeting is required for the approval of the shareholder proposal. Our Board recommends that you vote “Against” this Proposal. The text of the proposal follows:

Resolved: The shareholders of Nabors Industries Ltd. (“Nabors”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require Nabors to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. Nabors shall allow shareholders to vote on such nominee on Nabors’ proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the number of directors then serving. This bylaw, which shall supplement existing rights under Nabors’ bylaws, should provide that a Nominator must:

(a)	have beneficially owned 3% or more of Nabors’ outstanding common stock continuously for at least three years before the nomination is submitted;

(b)	give Nabors written notice within the time period identified in Nabors’ bylaws of the information required by the bylaws and any rules of the Securities and Exchange Commission about (i) the nominee, including consent to being named in the proxy materials and to serving as a director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

(c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with Nabors shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than Nabors’ proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at Nabors.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and any applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

Supporting Statement

We believe long-term shareholders should have a meaningful voice in electing directors. The case for Nabors is compelling: the Board has repeatedly awarded excessive CEO compensation and perks despite long-term underperformance, lacks sufficient independence and has been unresponsive to shareholder concerns.

During 2011, shareholders withheld 62% of votes cast from Myron Sheinfeld, one of the three directors with at least 20 years’ tenure, and cast 57% of their votes against management’s say-on-pay proposal. Subsequently, the Board triggered a $100 million severance payment to Chairman and former CEO Eugene Isenberg and the SEC launched an investigation into perks received by Nabors’ executives. In 2010, shareholders withheld 48% of votes cast from directors John Lombardi and James Payne, who we believe have potential conflicts of interest.

We urge shareholders to vote FOR this proposal.

BOARD’S STATEMENT AGAINST SHAREHOLDER PROPOSAL IN ITEM 9

OUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL. Our Board believes that this proposal is not in the best interest of shareholders and opposes the proposal for the following reasons.

Shareholders already have a meaningful voice in electing directors; they can already recommend director candidates.

The Governance and Nominating Committee has a defined procedure for individuals to recommend director candidates, which is described above in “Corporate Governance — Nominations for Directors.” This process gives shareholders an opportunity to recommend director candidates to the Board and have their qualifications properly reviewed by the Governance and Nominating Committee. The shareholder proposal imposes a share ownership requirement where none currently exists.

The Governance and Nominating Committee is comprised entirely of independent directors. The committee has the responsibility to identify and nominate qualified director candidates to serve on our Board. An effective board is made up of individuals having disparate talents and experiences. The Governance and Nominating

Committee is equipped to evaluate the particular talents and experiences of potential nominees, to determine whether these are congruous with the talents and experiences of the other directors and to assess each candidate’s commitment to the long-term best interests of the Company. The evaluation process is complex, and the committee is better suited than an individual shareholder to make such determinations.

Ultimately, the proposal could lead to a divided board of directors with competing factions that make it difficult for the Company to pursue a successful and consistent business strategy. The best results for shareholders are obtained when directors, elected to make significant strategic decisions, act together constructively to create shareholder value.

The proponents advance a number of misleading or inaccurate arguments in support of the proposal. First, they argue that “the Board has repeatedly awarded excessive CEO compensation and perks.” All senior executive compensation has been paid pursuant to binding employment agreements. If by “repeatedly” the proponents mean “annually”, it is true that the Board has caused the Company to comply with its contractual duties each year. In stark contrast to the proponents’ tone, compensation under the agreements of Messrs. Isenberg and Petrello has been repeatedly reduced, most recently in 2009 as detailed above under Item 8 and more fully under the heading “Compensation Discussion and Analysis.”

The proponents allege that certain directors are not independent. We do not agree with this unsubstantiated assertion. The Governance and Nominating Committee has reviewed all relationships between the directors and management and has determined that the nonemployee members of the Board are, in fact, independent.

The proponents allege that the Board has been unresponsive to shareholder concerns. Notably, the proponents do not allege that any director candidate proposed to the Committee has failed to receive due consideration. Rather, they use the director nominating process as a proxy to complain about executive compensation. Far from being unresponsive, we have detailed above the steps the Board has taken over the last three years, as well as a number of steps taken since the 2011 annual general meeting, in direct response to shareholder concerns. The Board — and management — have not only engaged in extensive dialogue with shareholders, but have taken a number of steps, including where possible amending contractual obligations, to respond to shareholder concerns. Long-term shareholders have enjoyed robust returns through their investment in the Company, in spite of the downturn experienced since 2009.

The proponents note that certain directors experienced low favorable votes, and in one case, a lower than majority favorable vote. In response to shareholder concerns raised previously and in discussions with the Lead Director and others, those very directors have voted to:

•	require any director who does not receive majority support to tender his resignation;

•	propose a bye-law amendment to declassify the Board;

•	appoint two new independent directors; and

•	significantly reduce executive compensation — including saving over $100 million in connection with the termination of Mr. Isenberg’s employment agreement.

Notwithstanding the foregoing, the proponents imply that the Board paid the $100 million payment to Mr. Isenberg, which is simply not true.

Proponents also exclaim that the SEC “launched an investigation” into executive perks. In fact, the SEC commenced an informal inquiry (with which the Company is cooperating and believes its reporting has been accurate and compliant with SEC rules), which is not uncommon when allegations are raised about a company’s compliance.

The Board believes that the proponents’ allegations are inaccurate and that the concerns about shareholders being able to nominate directors are more than adequately addressed by the Company’s current policies.

OUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

ITEM 10

SHAREHOLDER PROPOSAL TO AMEND BYE-LAWS TO SEEK SHAREHOLDER

APPROVAL OF FUTURE SEVERANCE AGREEMENTS

The following shareholder proposal has been submitted to the Company for action by the California Public Employees’ Retirement System, the beneficial owners of more than $2000 in market value of the Company’s stock, P.O. Box 942707, Sacramento, California 94229. The affirmative vote of a majority of the shares voted at the meeting is required for the approval of the shareholder proposal. Our Board recommends that you vote “Against” this Proposal. The text of the proposal follows:

Resolved: The shareowners of Nabors Industries Ltd. (the “Company”) recommend that the Company amend its bye-laws, in compliance with law and required processes, to add the following:

The Board of Directors (“Board”) shall seek shareowner approval of future severance agreements with senior executives that provide total benefits exceeding 2.99 times that sum of the executive’s base salary plus bonus. The Company would have the option of submitting the severance agreement for approval as a separate ballot item in advance or at the next meeting of shareowners after the terms of a severance agreement were agreed upon.

“Severance agreements” include any agreements or arrangements that provide for payments or awards in connection with a senior executive’s severance from the Company, including employment agreements; retirement agreements; settlement agreements; change in control agreements; and agreements renewing, modifying or extending such agreements. “Benefits” include lump-sum cash payments, including payments in lieu of medical and other benefits; tax liability “gross-ups;” the estimated present value of special retirement provisions; stock or option awards that are awarded under any severance agreement; the acceleration of any prior stock or stock option awards, perquisites and consulting fees — including the reimbursement of expenses — to be paid to the executive.

Supporting Statement

In CalPERS opinion, the Company has failed to design executive severance benefits in the best interest of shareowners. For example, in October 2011 the Company announced that its (former) CEO may be paid $100 million essentially, as some commenters have noted, to retire. These payments are in addition to his normal compensation which has been out of proportion with the other named executive officers, according to the Board Analyst. All of this excessive compensation has occurred during a time period when the Company has severely underperformed its industry peers and the S&P 500.

Total Return (as of 9/30/2011) Source: Bloomberg
	5 Year	3 Year	1 Year
Nabors Industries	-58.79	-50.80	-32.12
S&P 500 Energy Index	18.22	-3.52	7.57
S&P 500 Index	-5.75	3.73	1.13

We recognize it is not always practical to obtain shareowner approval prior to entering into these severance agreements. Therefore, CalPERS proposed that the Company would have the option, if this proposal were implemented, of seeking shareowner approval after the terms of the agreement were agreed upon.

This proposal requests that after severance agreements are negotiated, the Company submit them for shareowner approval as a separate vote at the next shareowners’ meeting. Compared with an advisory vote on executive compensation or a vote on golden parachutes during a change in control, we believe this approach is preferable because it will provide the Board with timely and focused feedback from shareowners on the issue of severance benefits.

For those reasons, we urge shareowners to vote FOR this proposal.

BOARD’S STATEMENT AGAINST SHAREHOLDER PROPOSAL IN ITEM 10

OUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL. Our Board believes that this proposal is not in the best interest of shareholders and opposes this proposal for the following reasons.

As discussed repeatedly above, the executive compensation called in question was required under contracts that had been in place for decades. The Board has repeatedly reduced the compensation payable under the employment agreements of Messrs. Isenberg and Petrello, most recently in 2009. The $100 million payment the proponents decry is a red herring. It was never paid. Moreover, the severance arrangement currently in our CEO’s employment agreement, which provides for a payment of three times the three-year average of base salary and bonus under certain circumstances, is set to automatically reduce to two times that average in 2015. In short, the proposal seeks to solve a problem that doesn’t exist.

Our executive compensation program is designed to attract, motivate, reward, retain and engage talented people who can deliver strong performance and help the Company to achieve our business objectives, thereby maximizing shareholder value. Our Board believes that providing an appropriate level of severance is an important consideration in executive compensation design. The Compensation Committee, composed exclusively of independent directors, oversees executive compensation arrangements, including severance arrangements.

Severance arrangements are intended to ensure that the affected individuals are free from personal distractions in the context of a potential change of control or termination, when the Board needs the objective assessment and advice of these executives. The arrangements also are designed to attract and retain highly qualified executives and to motivate executives to maximize shareholder returns. Like many other public corporations, our Board believes that such severance agreements are reasonable, appropriate and necessary.

The decision of whether or not to offer severance benefits is one that is made in the context of the competitive marketplace for executive talent. Our Board believes that it is in the shareholders’ best interests to have the responsibility for this ongoing process vested in the Compensation Committee’s independent directors rather than inhibited and diminished by the potential hurdles and complications reflected in this proposal.

Furthermore, our Board believes that the proposal presents a number of practical issues, including the significant time and expense required to obtain shareholder approval. Because the timing of shareholder meetings may not coincide with the Company’s negotiations with employment candidates, a special meeting of the shareholders may be required to approve and finalize any such arrangements. This process would be very costly and time consuming for the Company. Alternatively under the proposal, the Company could seek shareholder approval after the material terms of any such arrangement have been agreed upon. However, this would place the Company at a competitive disadvantage in recruiting and retaining executive talent because severance agreements offered by the Company would be uncertain and therefore less valuable than those provided by other companies, whose arrangements would not be contingent upon shareholder approval.

In addition, how the proposal is to function is unclear as it does not supply the necessary assumptions needed for its required calculations, and its terms offer no other guidance to the Company or shareholders with regards to its proper implementation.

First, the proposal fails to specify any of the relevant assumptions necessary to make a determination as to whether the “benefits” received by an executive upon termination would exceed the 2.99 threshold set forth in the proposal. The vagueness of the proposal leads to the following ambiguities with regard to the “benefits” calculation:

•

whether the value of equity awards should be determined using the intrinsic value of the awards, a value based on a valuation model such as the Black-Scholes or binomial valuation model or some other method;

•

how to discern the assumptions necessary for the calculation, including the date of termination, the Company’s stock prices during an extended period of exercisability, or, in the case of valuation models, measures such as the historic volatility of the Company’s stock price and prevailing interest rates;

•	whether previously accrued but unexercised options would be included in the benefits calculation;

•	whether previously earned but unpaid compensation would be included in the benefits calculation; and

•	how to value potential severance amounts given our senior executives’ history of voluntarily accepting equity awards in lieu of cash compensation.

Moreover, the proposal fails to specify at what point in time the Company is to measure the “benefits” to see whether a particular compensation arrangement crosses the 2.99 threshold. This vagueness leads to the following ambiguities with regard to timing:

•	how to calculate the value of “salary,” “bonus” and payments upon termination given that these numbers would depend on facts as of the date of termination, and those facts may change over time;

•

whether, in determining the base of the calculation, salary and bonus should be measured as salary and bonus in effect at the time of termination, salary and bonus for the prior fiscal year, average salary and bonus over some number of prior years, or salary and bonus based on yet some other measure;

•

how to value future bonus amounts given that bonus amounts can be based on a variety of factors including: (i) cash flow in excess of a percentage of shareholders’ equity, (ii) income before federal taxes and net interest expense and (iii) working capital. All of these measures, and the resulting bonuses, can vary significantly year to year;

•	how to value future salary since the Compensation Committee has the authority to change an executive’s salary throughout the term of employment;

•	how to value future bonus amounts given our senior executives’ history of voluntarily accepting equity awards in lieu of cash compensation; and

•	how to value future bonus amounts given our senior executives’ history of voluntarily foregoing portions of their bonuses.

As a result, the actual 2.99 threshold may vary dramatically based on whether the Company performs the test at the time the employment agreement is executed, at the time of termination, after termination when all contingencies are resolved or at some other date.

As a result of these ambiguities, neither shareholders nor the Company can fairly determine with any reasonable certainty exactly what actions or measures the proposal requires.

If the proposal were implemented, the Company could be placed in a precarious situation when it decides to enter into an employment agreement with an executive and confronts the many interpretive decisions left unanswered in the proposal. The differing interpretations of what key terms in the proposal should mean may expose a company to expensive unnecessary litigation as well as other potential sanctions. In fact, one company that adopted a similar proposal later faced derivative litigation by shareholders that involved interpretive issues, including whether certain payments should or should not qualify as “severance” under the company’s severance program. The vagueness of the proposal would, if implemented, leave the Company inescapably vulnerable to litigation risk because there is ample freedom for interpretation of the proper implementation of the proposal in ways that are far different from the Company’s interpretation.

Because the proposal would limit the Company’s ability to offer the competitive employment arrangements required to attract and retain executives, and would inherently risk interpretive litigation, our Board believes it is not in the best interests of the Company and its shareholders to adopt the proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

CODE OF ETHICS

All of our employees, including our Chief Executive Officer, our principal financial and accounting officer and other senior officials, and our directors are required to abide by our Code of Business Conduct to ensure that Nabors’ business is conducted in a consistently legal and ethical manner. The Code of Business Conduct is posted on our website at www.nabors.com. We intend to disclose on our website any amendments to the Code of Business Conduct and any waivers of the Code of Business Conduct that apply to our principal executive officer or our principal financial and accounting officer. A copy of the Code of Business Conduct is available in print without charge to any shareholder that requests a copy. Direct requests to the Corporate Secretary and deliver them in person or by courier to the address on the cover page of this proxy statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Nabors’ directors and executive officers, and persons who own more than 10% of a registered class of Nabors’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of Nabors. Officers, directors and greater-than-10% shareholders are required by SEC regulation to furnish Nabors with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on our review of the copies of Forms 3 and 4 and amendments thereto furnished to us during 2011 and Form 5 and amendments thereto furnished to us with respect to 2011, and written representations that no other reports were required, all Section 16(a) filings required to be made by Nabors’ officers, directors and greater-than-10% beneficial owners with respect to 2011 were timely filed.

SHAREHOLDER MATTERS

Bermuda has exchange controls that apply to residents in respect of the Bermudian dollar. As an exempted company, Nabors is considered to be nonresident for such controls; consequently, there are no Bermuda governmental restrictions on the Company’s ability to make transfers and carry out transactions in all other currencies, including currency of the United States.

There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, there is no Bermuda income or withholding tax on dividends, if any, paid by Nabors to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Nabors common shares (other than by shareholders resident in Bermuda).

SHAREHOLDER PROPOSALS

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2013 annual general meeting of shareholders must submit their proposals, and their proposals must be received at our principal executive offices, no later than December 27, 2012. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our Bye-laws, in order to be properly brought before the 2013 annual general meeting, a shareholder notice of the matter the shareholder wishes to present must be delivered to the Corporate Secretary in person or by courier at the address shown on the first page of this proxy statement or by mail at P.O. Box HM3349, Hamilton, HMPX, Bermuda, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of this year’s meeting (provided, however, that if the 2013 annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual general meeting is mailed or public disclosure of the date of the annual general meeting is made, whichever first occurs). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bye-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than March 7, 2013 and no later than April 6, 2013.

OTHER MATTERS

The Board knows of no other business to come before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.

Costs of Solicitation. We will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of your proxy. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to solicit proxies on behalf of the Board of Directors at an estimated cost of $18,500 plus reasonable out-of-pocket expenses. Proxies may be solicited on behalf of the Board of Directors by mail, in person and by telephone. Proxy materials will also be provided for distribution through brokers, custodians and other nominees and fiduciaries. We will reimburse these parties for their reasonable out-of-pocket expenses for forwarding the proxy materials.

Financial Statements. The financial statements for the Company’s 2011 fiscal year will be presented at the meeting.

NABORS INDUSTRIES LTD.

MARK D. ANDREWS

Corporate Secretary

Dated: April 26, 2012

EXHIBIT A

Bye-law 88; Business Combinations. Bye-law 88 shall be renumbered as Bye-law 89, a heading that reads “BUSINESS COMBINATIONS” shall be added after Bye-law 87, and new Bye-law 88 shall be added, as follows:

“88.1 The following definitions shall apply with respect to the provisions of this Bye-law 88:

88.1.1 “Affiliate” or a person “affiliated” with a specified person means a person that directly or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the person specified.

88.1.2 “Associate” used to indicate a relationship with any person, means (i) any corporation, partnership, unincorporated association or other organization or entity (other than the Company or a Subsidiary) of which such person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such person has at least a ten percent (10%) beneficial interest or as to which such person serves a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Company or any of its parents or Subsidiaries.

88.1.3 A person shall be a “beneficial owner” of any Voting Shares: (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, (ii) which such person or any of its Affiliates or Associates has, directly or indirectly (A) the right to acquire (whether such rights is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, convertible securities, stock appreciation rights, or other similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Capital Shares with a value derived in whole or in part from the value of any class or series of Capital Shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Capital Shares or otherwise or (B) the right to vote pursuant of any agreement, arrangement or understanding or (iii) beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding of the purpose of acquiring, holding, voting or disposing of any Capital Shares. For the purposes of determining whether a person is an Interested Shareholder pursuant to this Bye-law, the number of Capital Shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph, but shall not include any other Capital Shares that may be issuable pursuant to an agreement arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

88.1.4 “Business Combination” means: (i) any merger, consolidation or amalgamation of the Company or any Subsidiary with (A) any Interested Shareholder or (B) any other company (whether or not itself an Interested Shareholder) which is or after such merger, consolidation or amalgamation would be an Affiliate or Associates of an Interested Shareholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets, securities or commitments of the Company, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder (except for any arrangement, whether as employee, consultant or otherwise, other than as a Director, pursuant to which any Interested Shareholder or any Affiliate or Associate thereof shall, directly or indirectly, have any Control over or responsibility for the management of any aspect of the business or affairs of the Company, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), constitutes more than fifteen percent (15%) of the book value of the total assets (in the case of transactions involving assets or commitments other than capital shares) or fifteen percent (15%) of the Shareholders’ equity (in the case of transactions in Capital Shares) of the entity in question (the “Substantial Part”), as reflected in the most recent fiscal year and consolidated balance sheet of such entity existing at the time the Shareholders of the Company would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company or for the discontinuation into another jurisdiction or for any amendment to the Company’s Bye-laws, (iv) any transaction involving the Company or any direct or indirect Subsidiary which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Company or of any such Subsidiary which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder, or (v) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (iv) inclusive.

88.1.5 “Capital Shares” means all the authorised shares in the capital of the Company.

88.1.6 “Common Shares” means all the authorised common shares in the capital of the Company.

88.1.7 “Continuing Director” means any member of the Board while such person is a member of the Board who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

88.1.8 “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person who is the owner of ten percent (10%) or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have Control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of Control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have Control of such entity.

88.1.9 “Interested Shareholder” means any person (other than the Company or any Subsidiary and other than any profit sharing, employee share ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of a fiduciary with respect to any such plan when acting in such capacity) who (i) is the beneficial owner of ten percent (10%) or more of the Voting Shares, or (ii) is an Affiliate or Associate of the Company and at any time within the three (3) year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the Voting Shares.

88.1.10 “person” means any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Shares.

88.1.11 “Subsidiary” means any company, wherever organised, of which a majority of any class of equity security is beneficially owned by the Company; provided, however, that for the purposes of the definition of Interested Shareholder set forth in this Bye-law, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the Company.

88.1.12 “Voting Shares” shall mean all Capital Shares which by their terms may be voted on all matters submitted to Shareholders of the Company generally.

88.2 In addition to any affirmative vote required by law or these Bye-laws, and except as otherwise expressly provided in Bye-law 88.3, the Company shall not engage in any Business Combination with any Interested Shareholder for a period of three (3) years following the time that such shareholder became an Interested Shareholder, unless:

88.2.1 Prior to such time the Board approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder;

88.2.2 Upon consummation of the transaction that resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the Voting Shares outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Shares outstanding (but not the outstanding Voting Shares owned by the Interested Shareholder) those shares owned (i) by persons who are directors and also officers of the Company and (ii) employee stock plans of the Company in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

88.2.3 At or subsequent to such time, the Business Combination is approved by the Board and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding Voting Shares that is not owned by the Interested Shareholder.

88.3 The restrictions contained in Bye-law 88.2 shall not apply if a shareholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an Interested Shareholder and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership.

88.4 A majority of the Continuing Directors shall have power and duty to determine for the purpose of this Bye-law, on the basis of information known to them after reasonable inquiry, all questions arising under this Bye-law including, without limitation: (i) whether a person is an Interested Shareholder, (ii) the number of shares of Capital Shares or other securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Bye-law.

88.5 Nothing contained in this Bye-law shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

88.6 The fact that any Business Combination complies with the provisions of this Bye-law shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board or any member thereof, to approve such Business Combination or recommend its adoption or approval to the Shareholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

88.7 Notwithstanding any other provisions of these Bye-laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Bye-laws), any proposal to amend, repeal or adopt any provision of these Bye-laws inconsistent with this Bye-law which is proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder shall require the affirmative vote of the holders of not less than seventy-five percent (75%) of votes attached to such of the Company’s issued and outstanding Common Shares as are represented in person or by proxy, voting together as a single class, excluding Voting Shares beneficially owned by such Interested Shareholder; provided, however, that this Bye-law 88.7 shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board if all of the Directors on the Board are persons who would be eligible to serve as Continuing Directors within the meaning of Bye-law 88.1.7.

EXHIBIT B

NABORS INDUSTRIES LTD.

2012 INCENTIVE BONUS PLAN

1.	Purpose.

(a) General. The purpose of the Incentive Bonus Plan (the “Incentive Plan”) is to advance the interests of Nabors Industries Ltd. (the “Company”) and its subsidiaries by providing Participants (as defined herein) in the Incentive Plan with annual bonus incentive opportunities linked directly to achievement of specific performance metrics. It is intended that the Incentive Plan will: (a) reinforce the Company’s goal-setting and strategic planning process; (b) recognize the efforts of management in achieving objectives; and (c) aid in attracting and retaining competent management, thus ensuring the long-range success of the Company. The Incentive Plan is intended to permit Awards to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”).

(b) Effective Date. The Incentive Plan shall be effective as of January 1, 2012, subject to approval by the shareholders of the Company at the 2012 Annual Meeting of the Company’s shareholders. The Incentive Plan shall remain effective until December 31, 2021 or such earlier date as the Board shall determine.

2.	Administration.

(a) General. The Incentive Plan shall be administered by the compensation committee (the “Committee”) of the Company’s Board of Directors (the “Board”), as hereinafter provided.

(b) Committee Structure and Authority. The Committee shall consist of two or more outside directors. No member of the Committee shall be eligible to participate in the Incentive Plan while serving as a member of the Committee. All members of the Committee shall be “disinterested persons” as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “34 Act”), or any successor thereto and “outside directors” as defined in IRC Section 162(m), and the regulations issued thereunder. The Board shall designate one of the members of the Committee as the Committee Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be effective as if made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). Service on the Committee shall constitute service as a director of the Company for all purposes.

(c) Committee Discretion. For purposes of administration, the Committee, subject to the terms of the Incentive Plan, shall have final authority to establish such rules and regulations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Covered Persons, Participants and their legal representatives and beneficiaries.

(d) Committee Liability. No member of the Committee shall be liable for any act or omission with respect to his services on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

3.	Eligibility.

The persons who shall be eligible to participate in the Incentive Plan shall be those persons who are officers, key employees and consultants of the Company or any subsidiary (“Covered Persons”) who are in a position, in the determination of the Committee, to make contributions to the growth and financial success of the Company and its subsidiaries. From the Covered Persons eligible to participate in the Plan, the Committee may, from time to time, select persons (“Participant”) to participate for the Award Year and shall determine the terms and conditions, Target Awards and Performance Goals with respect thereto. Non-Employee Directors of the Company will not be eligible to participate in the Incentive Plan.

4.	Awards.

(a) Award Year. The Committee may, subject to the terms hereof, make Awards in each calendar year with respect to the preceding calendar year hereunder (“Award Year”), beginning with an Award made in 2013 with respect to Award Year 2012, to Participants eligible for awards under the Incentive Plan. Awards shall be paid within 30 days after the Committee’s certification of the achievement of applicable Performance Goals in the calendar year following the Award Year, except to the extent that a Participant has made an election to defer the receipt of such Award pursuant to any deferred compensation plan of the Company.

(b) Pre-Established Targets. The Committee shall establish a Target Award and Performance Goals for each Participant selected to participate in the Incentive Plan during the Award Year. Target Awards and Performance Goals shall be established for each Participant not later than the date required for compliance under IRC Section 162(m) for the Award Year and the payment of any Awards shall be contingent upon the attainment of such Performance Goals and certification (in writing) of the same by the Committee.

(c) Performance Goals. The Performance Goals are set out in Attachment A.

(d) Reduction of Award. The Award made to an individual Participant may be less (including no Award) than the percentage of the Target Award determined based on the level of achievement of applicable Performance Goals. The Committee shall be precluded from increasing the Target Award but may apply its discretion to reduce or eliminate such Award without the consent of the Participant, which determination shall be final and binding on the Participant.

(e) Pro-Rated Award. If a Participant’s active employment with the Company or a subsidiary of the Company, as the case may be, ceases during any Award Year because of retirement, disability or death, the Performance Goals shall be scaled down based upon the number of days the Participant was an employee during the Award Year and the Participant shall be eligible to receive a similarly prorated share of the Award for that Award Year. Such prorated payment shall be made at the same time payments for that Award Year are made to other Participants. If employment is terminated during an Award Year for any reason other than retirement, disability or death, the Participant will forfeit all right to receive an Award for that Award Year.

(f) Payments. Awards shall be paid in cash, provided that the Committee may determine, in its sole discretion, that in lieu of cash, Awards (or any portion thereof) shall be paid (i) in restricted shares of the Company’s Common Stock (“restricted shares”) or (ii) in stock options (the value of such options to be determined by the Committee), in either case, issued under any stock plan of the Company that has been shareholder approved. If all or a portion of a Participant’s Award is to be paid in restricted shares or stock options, the Committee may also provide that, if any of such restricted shares or stock options are forfeited because such Participant’s employment terminates before the restrictions on such restricted shares lapse, or vesting of the stock options occurs, such Participant shall be entitled to a cash bonus payment from the Company. In the case of restricted shares, the cash payment shall be equal to the lesser of (i) the dollar amount of the Award that was paid in the medium of forfeited restricted shares in lieu of cash and (ii) the fair market value of the forfeited restricted shares at the time of such employment termination. In the case of stock options, the cash payment shall be equal to the difference between (i) the fair market value of a share of the Company’s Common Stock at the time of such termination and (ii) the exercise price of the forfeited stock option, multiplied by the number of shares of Common Stock applicable to the forfeited stock options. Such amount shall be payable by the Company within 30 days after the Participant’s termination of employment (unless such amount is subject to IRC Section 409A, in which case termination of employment shall mean “separation from service” pursuant to IRC Section 409A, and if the Participant is a “specified employee”, payment shall be made in accordance with IRC Section 409A(a)(2)(B)(i)).

(g) Per Participant Award Year Limitation. In no event may the sum of the dollar value of an Award that is paid in cash, restricted shares and stock options (the value of stock options to be determined by the Committee) to any Participant under the Incentive Plan for any Award Year exceed $15,000,000 (fifteen million dollars). The Committee must certify the level of achievement of the Performance Goals before any payments may be made under the Incentive Plan.

5.	Designation of Beneficiaries.

A Participant may designate a beneficiary or beneficiaries to receive in case of the Participant’s death all or part of the Awards which may be made to the Participant under the Incentive Plan. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for the purpose and shall become effective only when filed with the Company during the Participant’s lifetime with written acknowledgment of receipt from the Company. In case of the Participant’s death, an Award made under the Incentive Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries.

6.	Amendments and Termination.

Either the Board or the Committee may amend or terminate the Incentive Plan at any time, provided that no such amendment or termination shall be made that would impair the rights of a Participant, without their consent, with respect to any Award that has been made prior to the amendment or termination of the Incentive Plan. An amendment may affect present and future Participants. Any amendment made by the Committee shall be subject to approval or rejection of the Board. Neither the Board nor the Committee shall, without approval of a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Incentive Plan is voted upon (i) increase the maximum amount of compensation which may be awarded under the Incentive Plan to any individual, (ii) amend the class of Covered Persons eligible to receive Awards, (iii) alter the Performance Goals, or (iv) extend the term of the Incentive Plan. Subject to the above provisions, the Board and the Committee shall have authority to amend the Incentive Plan to make changes that are consistent with the purpose of the Incentive Plan or to take into account changes in law and tax and accounting rules, as well as other developments and to make Awards which qualify for beneficial treatment under such rules without shareholder approval.

7.	Miscellaneous.

(a) Other Actions. Nothing contained in the Incentive Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not limited to, the right of the Company to award incentive compensation for proper corporate purposes other than under the Incentive Plan to any officer, director, employee or other person, firm, corporation or association.

(b) Governing Laws. The Incentive Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

(c) Approval. The Incentive Plan shall become effective on January 1, 2012, but shall be subject to approval by vote of the shareholders of the Company at the 2012 Annual Meeting of Shareholders.

(d) Withholding of Taxes. Awards shall not be made unless the Participant has paid, or has made provision, satisfactory to the Committee for payment of federal, state and local income taxes, or any other taxes (other than stock transfer taxes), which the Company may be obligated to collect as a result of the payment of an Award. The Committee may authorize that shares of Common Stock or options be applied toward the payment of withholding taxes.

(e) Continuance of Employment. Nothing in the Incentive Plan or in any Award shall confer on any Covered Person or Participant any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his employment at any time.

(f) Loans or Installment Payments. The Committee may, in its discretion, assist any Participant, including satisfaction of any federal, state and local income and employment tax obligations arising therefrom, by authorizing the extension of a loan from the Company to such Participant. The terms of any loan and the method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Committee deems appropriate under the circumstances. Loans may be authorized with or without security or collateral.

(g) Headings. The headings are for reference purposes only and shall not affect the meaning or interpretation of this Incentive Plan.

(h) Severability. If any provision of this Incentive plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Incentive Plan shall be construed as if such invalid or unenforceable provision were omitted.

(i) Successors and Assigns. This Incentive Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

ATTACHMENT A

PERFORMANCE GOALS

To the extent permitted under IRC Section 162(m), performance goals established for purposes of Awards intended to be “performance-based compensation” under IRC Section 162(m), shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals:

•	income before federal taxes and net interest expense;

•	achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover;

•	completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company;

•	working capital, generally defined to include receivables; inventories and controllable current liabilities, measured either in absolute dollars or relative to sales;

•

earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement balance sheet, income statement or cash flow objectives;

•	performance goals based upon a percentage of cash flow in excess of a percentage of stockholders’ equity;

•	earnings per share;

•	operating income;

•	gross income;

•	cash flow;

•	gross profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin;

•	operating margin;

•	earnings before interest and taxes;

•	earnings before interest, tax, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	annual recurring revenues;

•	recurring revenues;

•	license revenues;

•	sales or market share;

•	total shareholder return;

•	economic value added;

•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or

•	reduction in operating expenses.

With respect to Awards that are intended to qualify as “performance-based compensation” under IRC Section 162(m), to the extent permitted under IRC Section 162(m), the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

•

restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in the applicable accounting standards governing the Company and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

•	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

•	a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion. In addition, Awards that are not intended to qualify as “performance-based compensation” under IRC Section 162(m) may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. With respect to Awards that are intended to qualify as “performance-based compensation” under IRC Section 162(m), to the extent permitted under IRC Section 162(m), but only to the extent permitted under IRC Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

•	designate additional business criteria on which the performance goals may be based; or

•	adjust, modify or amend the aforementioned business criteria.

The Performance Goals may relate to a particular area of the business for which the Participant is responsible, to one or more business units or to the Company as a whole, or a combination of the foregoing. The Performance Goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria.

The Committee shall certify in writing the level of achievement of Performance Goals before payment of any Award.

EXHIBIT C

NABORS INDUSTRIES LTD.

2012 STOCK PLAN

Section 1. Purpose of Plan.

The name of this plan is the Nabors Industries Ltd. 2012 Stock Plan (the “Plan”). The purpose of the Plan is to provide additional incentive to those officers, employees, directors and consultants of the Company and its Subsidiaries and Affiliates whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Subsidiaries and Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock Bonuses. The Plan is intended to permit awards that satisfy the requirements of section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements thereof.

Section 2. Definitions.

For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

(b) “Affiliate” means any corporation or other entity, more than 50% of the voting power of the outstanding voting securities of which is owned by the Company, its Subsidiaries, or any other Affiliate.

(c) “Award” means an award of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Stock Bonus under the Plan.

(d) “Award Agreement” means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, unless otherwise provided in the Award Agreement: (i) the conviction of Participant for a felony or other crime involving fraud and/or moral turpitude; (ii) dishonesty, willful misconduct or material neglect, which neglect causes material harm to the Company, of Participant with respect to the Company or any of its Affiliates; (iii) any intentional act on the part of Participant that causes material damage to the Company and/or its Affiliates’ reputation; (iv) appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or its Affiliates by Participant; (v) misappropriation (or an overt act attempting misappropriation) of any funds of the Company or its Affiliates by Participant; (vi) the failure of Participant to follow the reasonable and lawful written instructions or policy of the Company with respect to the services to be rendered and the manner of rendering such services by Participant, provided Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice; or (vii) the failure of Participant to perform or observe any of the material terms or conditions of Participant’s employment other than by reason of illness, injury or incapacity, provided Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice.

(g) “Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(i) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) “nonemployee directors” as defined in Rule 16b-3 issued under the Exchange Act, (ii) “outside directors” as defined in section 162(m) of the Code; and (iii) “independent directors” within the meaning of section 303A.02 of the NYSE Listing Company Manual; provided, however, with respect to powers to grant and establish terms of Awards to Directors and all other powers that are expressly reserved to the Board under the Plan, reference to “Committee” shall mean the Board.

(j) “Common Shares” means the common shares, par value $0.001 per share, of the Company.

(k) “Company” means Nabors Industries Ltd., a Bermuda exempt company (or any successor corporation).

(l) “Consultant” means any individual, other than a Director or Employee, who renders consulting services to the Company or an Affiliate for compensation.

(m) “Director” means a member of the Board who is not an Employee or Consultant (other than in that individual’s capacity as a Director).

(n) “Disability” means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by the Subsidiary or Affiliate by which he is employed); (2) when used in connection with the exercise of an Incentive Stock Option following Termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability. Notwithstanding the foregoing, in the case of any item of income under an Award to which the foregoing definition would apply with the effect that the income tax under section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Disability” included and met the requirements of a “disability” within the meaning of Treasury regulation section 1.409A-3(i)(4), then the term “Disability” herein shall mean, but only with respect to the income so affected, (i) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than three months under the Company’s accident and health plan.

(o) “Eligible Recipient” means an Employee, Director or Consultant.

(p) “Employee” means an employee of the Company or an Affiliate.

(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(r) “Exercise Price” means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

(s) “Fair Market Value” of a Common Share as of a particular date shall mean (1) the closing sale price reported for such share on the national securities exchange or national market system on which such share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale), or (2) if the Common Shares are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith in its sole discretion.

(t) “Freestanding SAR” means an SAR that is granted independently of any Options, as described Section 11 hereof.

(u) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

(v) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Administrator as an Incentive Stock Option.

(w) “Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(x) “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

(y) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive grants of Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus. A Participant who receives the grant of an Option is sometimes referred to herein as “Optionee.”

(z) “Performance Goal” shall mean goals or levels of performance based upon achievement of certain financial or operational criteria of the Company established by the Committee for each Plan year. The Performance Goals may be based upon one or more of the following performance criteria for the Company, or any one or more of its divisions, business units, Subsidiaries or lines of business: income before federal taxes and net interest expense; achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover; completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company; working capital, generally defined to include receivables; inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement balance sheet, income statement or cash flow objectives; performance goals based upon a percentage of cash flow in excess of a percentage of stockholders’ equity; earnings per share; operating income; gross income; cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; license revenues; sales or market share; total shareholder return; economic value added; the growth in the value of an investment in the Common Share assuming the reinvestment of dividends; or reduction in operating expenses. For any Plan year, the Performance Goals may be applied on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks or relative to levels attained in prior years.

(aa) “Restricted Stock Unit” means the right to receive a Share or the Fair Market Value of a Share in cash granted pursuant to Section 9 hereof.

(bb) “Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

(cc) “Shares” means Common Shares and the common equity of any successor security.

(dd) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 11 hereof.

(ee) “Stock Bonus” means the right to receive a Share granted pursuant to Section 10 hereof.

(ff) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(gg) “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 11 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

(hh) “Ten Percent Owner” has the meaning set forth in Section 7(b).

(ii) “Termination” when used with respect to a Participant means that the employment or service relationship between the Participant and the Company and its Affiliates as an Employee, Director, and/or Consultant has, in the judgment of the Committee, ended.

Section 3. Administration.

(a) The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

(i) to select those Eligible Recipients who shall be Participants;

(ii) to determine in an Award Agreement whether and to what extent Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus are to be granted hereunder to Participants;

(iii) to determine in an Award Agreement the number of Shares to be covered by each Award granted hereunder;

(iv) to determine in an Award Agreement the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus granted hereunder;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

(b) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(c) The Administrator in its discretion may condition entitlement to an Award in whole or in part on the attainment of one or more Performance Goals. The Administrator shall establish any such Performance Goal not later than 90 days after the commencement of the period of service to which the Award relates if the period equals or exceeds one year (or if the period is shorter, 25% of such period of service), and once granted, the Administrator shall not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Award is intended to constitute qualified performance based compensation within the meaning of section 162(m) of the Code, the Administrator shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations as defined in APB Opinion No. 30 or FAS No. 144, and (6) such other items as may be prescribed by section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

(d) Subject to section 162(m) of the Code and except as required by Rule 16b-3 under the Exchange Act with respect to grants of Awards to individuals who are subject to section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 under the Exchange Act or other applicable law, the Administrator may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees of the Company or any Subsidiary.

(e) If at any time (whether before or after Termination of employment) a majority of either the Board or the Committee determines that a Participant has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company, either the Board or the Committee (as the case may be) may provide for the immediate forfeiture of any Award held by the Participant, whether or not then vested. Any determination by the Board or Committee (as the case may be) under this subsection (e) shall be final, conclusive and binding on all persons.

Section 4. Shares Reserved for Issuance Under the Plan.

(a) There shall be reserved and available for issuance under the Plan 15,000,000 Common Shares, decreased automatically by the number of Common Shares issued under the Company’s Amended and Restated 2003 Employee Stock Plan after the date the shareholders of the Company approved the Plan. In addition, the aggregate number of Common Shares that are reserved and available for issuance under the Plan shall be automatically increased in the following circumstances:

(i) if the Exercise Price of any Option granted under the Plan exceeds the Fair Market Value of a Common Share at the date of grant, the aggregate number of available Common Shares will be automatically increased by an amount based on the following formula:

Increase = ([M/E] - 1) x G

M = Value of the Option if it were granted at Fair Market Value (using a Black-Scholes, lattice or other generally accepted valuation model)

E = Value of the Option at its actual Exercise Price (using a Black-Scholes, lattice or other generally accepted valuation model)

G = Number of Options granted to Participant at above Fair Market Value

(ii)(A) if a cap value is placed on the Option pursuant to an Award Agreement, the aggregate number of available Common Shares under the Plan will be automatically increased by an amount based on the following formula:

Increase = ([M/E] - 1) x G

M = Value of an option that is not capped at the date of grant (using a Black-Scholes or other generally accepted valuation model)

E = Value of the capped Option at the date of grant (using a lattice or other generally accepted valuation model)

G = Number of capped options granted to the option holder

(B) If the Fair Market Value of the Common Shares on the exercise date exceeds the cap value set forth in the Award Agreement, the number of Common Shares to be issued to the Participant under the Award Agreement will be reduced to ensure that the value of each Common Share on the exercise date received by the Participant upon exercise of the Option does not exceed the cap value.

The grant of any Restricted Stock Units or SARs that may be settled only in cash shall not reduce the number of Common Shares with respect to which Awards may be granted pursuant to the Plan.

(b) Solely for purposes of this Section 4, in determining the number of Shares with respect to Options or SARs awarded, each Share subject to an Option or SAR is counted as constituting 1/3 of a Common Share.

(c) Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Stock Appreciation Rights, Restricted Stock, Restricted Stock Unit, or Stock Bonus are forfeited, (iii) payment for an Option upon exercise is made with Shares owned by the Optionee for at least six months on the date of surrender, (iv) Shares are withheld from payment of an Award in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, or (v) Shares are surrendered in payment of the exercise price or purchase price of an Award, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

(d) The aggregate number of Shares with respect to which Awards under this Plan (including Awards payable in cash but denominated in Common Shares, i.e., cash-settled Restricted Stock Units or SARs) may be granted to any individual Participant during any calendar year shall not exceed 3,000,000.

(e) Separate certificates or a book-entry registration representing Common Shares shall be delivered to a Participant pursuant to an Award contemplating delivery of Shares; provided, however, any Shares subject to a Restricted Stock Award may be held in the custody of the Company until the vesting conditions of such Award are satisfied.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of common shares or other property reserved for issuance under the Plan, (ii) the kind, number and/or option price of shares or other property subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and/or purchase price of shares or other property subject to outstanding awards of Restricted Stock, and Restricted Stock Units granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards reduced, in the case of Options, by the Exercise Price thereof, and in the case of Stock Appreciation Rights, by the grant price thereof, or by any other applicable purchase price.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus.

Section 7. Options.

(a) General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b) Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value per Share on such date (or, in the case of Incentive Stock Options, 110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than 10% (a “Ten Percent Owner”) of the total combined voting power of all classes of shares of the Company or its Subsidiaries).

(c) Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, as shall be determined by the Administrator in its sole discretion. The Administrator may also provide that any Option shall be exercisable only in installments.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any properly executed broker-assisted exercise procedure, subject to approval by the Administrator, (ii) in the form of unrestricted Shares already owned by the Optionee for at least six months on the date of surrender to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant, or (iii) any combination of the foregoing.

(f) Rights as Shareholder. An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 15 hereof.

(g) Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution and all Options shall be exercisable during the Participant’s lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee’s lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to or for the benefit of members of his or her Immediate Family, (ii) by instrument to an inter vivos or testamentary trust, or (iii) for charitable purposes.

(h) Termination of Employment or Service. Except as otherwise provided in an Award Agreement, upon a Participant’s Termination of employment or service with the Company or any Affiliate for any reason other than the Participant’s resignation or Termination for Cause, all outstanding Options granted to such Participant that are vested on the date of Termination shall not expire until the earlier of the stated expiration date of the Options or 90 days following the date of Termination. Except as otherwise provided in an Award Agreement, upon a Participant’s Termination of employment or service with the Company or any Affiliate for Cause or due to the Participant’s resignation, all outstanding Options granted to such Participant shall expire and be forfeited on the date of such Termination (whether or not then vested or exercisable).

(i) Continued Service as a Director. Notwithstanding anything to the contrary in the Plan, for purposes of Section 7(h) above, in the event a Participant who is also a director for the Company has a Termination of employment but continues to serve as a Director of the Company, such Participant’s Option shall not expire 90 days following the date of Termination as is provided in Section 7(h) above, but instead shall continue in full force and effect until such Participant ceases to be a Director of the Company, but in no event beyond the stated expiration date of the Options as set forth in the applicable Award Agreement.

(j) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary or Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

Section 8. Restricted Stock.

(a) General. Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of

Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

(b) Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(c) Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Such Award of Restricted Stock may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a stock certificate is issued, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d) Nontransferability. Any Award of Restricted Stock granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The Administrator may also impose such other restrictions and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion. The Restricted Period shall be not less than three years, provided that the Restricted Period may be shorter (but not less than one year) if vesting of the Restricted Stock is conditioned upon the attainment of preestablished Performance Goals or other corporate or individual performance goals. However, in no event shall the Restricted Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 15 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

(e) Rights as a Shareholder. Except as provided in Section 8(c) and (d), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares (except that the Administrator may provide in its discretion that any dividends paid in property other than cash shall be subject to the same restrictions as those that apply to the underlying Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

(f) Termination of Employment. The rights of Participants granted an Award of Restricted Stock upon Termination of employment with the Company or any Subsidiary or Affiliate for any reason during the Restricted Period shall be set forth in the Award Agreement governing such Award.

Section 9. Restricted Stock Units

(a) Vesting. At the time of the grant of Restricted Stock Units, the Administrator may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement, including the attainment of preestablished Performance Goals or other corporate or individual performance goals. The Administrator may divide such Restricted Stock

Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 9(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.

(b) Benefit Upon Vesting. Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash or, in the Company’s sole discretion, in Common Shares with a Fair Market Value equal to the sum of (1) the Fair Market Value of a Common Share on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a Common Share during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Share vests. Notwithstanding the foregoing provisions of this Section 9, if a Restricted Stock Unit is to be settled in Common Shares, the Restricted Stock Unit shall vest not earlier than three years from the date of grant, provided that the Restricted Stock Unit may vest earlier (but not less than one year from the date of grant) if vesting of the Restricted Stock Unit is conditioned upon the attainment of preestablished Performance Goals or other corporate or individual performance goals.

(c) Termination of Employment. The rights of Participants granted a Restricted Stock Unit upon Termination of employment with the Company or any Subsidiary or Affiliate for any reason before the Restricted Stock Unit vests shall be set forth in the Award Agreement governing such Award.

Section 10. Stock Bonus Awards

In the event that the Administrator grants a Stock Bonus, such Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a share certificate for the Common Shares constituting such Stock Bonus is issued, such certificate shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. The Fair Market Value of the Shares subject to a Stock Bonus shall not exceed the salary or cash bonus otherwise payable to the Participant on the date of grant, and the Stock Bonus shall be in lieu of an amount of the Participant’s salary or cash bonus equal to such Fair Market Value.

Section 11. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator in its sole discretion. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Administrator in its sole discretion shall determine the number of SARs granted to each Participant (subject to Section 4 hereof) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs, including any conditions relating to the attainment of preestablished Performance Goals or other corporate or individual performance goals as may be determined by the Administrator in its sole discretion. The provisions of the awards of SARs need not be the same with respect to each Participant.

(b) Grant Price. The grant price of a Freestanding SAR shall be not less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

(c) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(d) Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes upon them.

(e) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Administrator shall determine.

(f) Term of SARs. The term of an SAR granted under the Plan shall be determined by the Administrator, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

(g) Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii) the number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Administrator’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Section 12. Effect of Change in Control.

(a) Committee Action. Unless otherwise provided in the Award Agreement, upon the occurrence of a change in control (as such term may be defined in an Award Agreement) or upon Termination of employment under specified circumstances during a specified period following such a change in control, all as specified in the applicable Award Agreement, the Board shall have the authority in its sole discretion to take any one or more of the following actions with respect to the Awards:

(i) the Board may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board or the Committee, after which specified date all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate, or the Board or the Committee may accelerate vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

(ii) the Board may waive all restrictions and conditions of all Restricted Stock and Restricted Stock Units then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restricted Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the change of control or such other date as may be determined by the Board;

(iii) the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock; and

(iv) the Board may terminate the Plan and all outstanding unvested or unexercised Awards as of the date of the change of control.

(b) Notwithstanding the above provisions of this Section 12, the Board shall not be required to take any action described in the preceding provisions of this Section 12, and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 12 shall be final, binding and conclusive with respect to the Company and all other interested persons.

Section 13. Amendment and Termination.

(a) The Board may amend, alter or discontinue the Plan, but (i) no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, and (ii) any amendment shall be subject to approval of shareholders if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law.

(b) Notwithstanding anything to the contrary in the Plan or the Award Agreement, the Committee may amend the terms of any Award theretofore granted, prospectively or retrospectively, and may provide for accelerated vesting of an Award upon the occurrence of a change in control or such other event as the Committee shall determine, or upon a Participant’s death, disability, or Termination of employment or service (other than Participant’s retirement or Termination of employment or service by the Company or an Affiliate for Cause), but only to the extent that such acceleration of vesting would not cause the application of section 409A of the Code or create adverse tax consequences under Section 409A. No Award that is intended to qualify as performance-based compensation under section 162(m) of the Code shall provide or allow for vesting other than as permitted by that section. Subject to Section 4 of the Plan, no amendment to any Award shall impair the rights of any Participant without his or her consent.

(c) Any amendment (including any decrease in the Exercise Price of any outstanding Option) shall be subject to the approval of the shareholders of the Company if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law.

Section 14. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15. Withholding Taxes.

(a) Whenever cash is to be paid pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to require the Participant to remit to the Company (or Subsidiary or Affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares already owned by the Participant for at least six months, in each case, having a value equal to the amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

(b) If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company (or Subsidiary or Affiliate, as the case may be) thereof and thereafter immediately deliver to the Company (or Subsidiary or Affiliate, as the case may be) any amount of federal, state or local income taxes and other amounts which the Company (or Subsidiary or Affiliate, as the case may be) informs the Participant the Company (or Subsidiary or Affiliate, as the case may be) is required to withhold.

Section 16. General Provisions.

(a) Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Common Shares to be issued hereunder or to effect similar compliance under any state laws.

(b) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

(c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of an Eligible Recipient at any time.

(d) No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(e) If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

(f) The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

(g) Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a Subsidiary or Affiliate as the result of a merger or consolidation of the employing corporation with the Company or Subsidiary or Affiliate, or the acquisition by the Company or a Subsidiary or Affiliate of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary or Affiliate of the shares of the employing corporation, as the result of which it becomes a Subsidiary or Affiliate under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

(h) Section 409A.

(i) The Plan is intended to comply with the section 409A of the Code and the Treasury regulations promulgated thereunder, including the exemption for short-term deferrals, and it shall be construed, interpreted and administered in accordance with such intent. The Company makes no representations that the Plan, the administration of the Plan, or the amounts hereunder comply with, or are exempt from, the section 409A of the Code and the Company undertakes no obligation to ensure such compliance or exemption. If an operational failure occurs with respect to the section 409A of the Code, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Secretary of the Treasury.

(ii) For purposes of section 409A of the Code, each payment made under this Plan and the Award Agreement shall be designated as a “separate payment” within the meaning of the section 409A of the Code.

(iii) References to the Termination of a Participant, where such Termination could result in the vesting of an Award of Restricted Stock, the compensation from which is to be exempt from the Section 409A Rules by reason of the short-term deferral exception under the section 409A of the Code and the Treasury regulations promulgated thereunder, shall mean, but only for purposes of determining whether and when vesting of such Restricted Stock has occurred, a cessation of the provision of any services by the Participant in any capacity to the Company or any Affiliate for payment, compensation or other consideration, which cessation both the Participant and the Company or Affiliate reasonably expect to be both total and permanent and which constitutes a “separation from service” within the meaning of Treasury regulation section 1.409A-1(h) by reason of the death or Disability of the Participant, or by an “involuntary separation from service” (without Cause) within the meaning of Treasury regulation section 1.409A-1(n).

(iv) In the event that the Termination of a Participant would affect the timing of the payment of any Award that provides for the “deferral of compensation” under the section 409A of the Code and the Treasury regulations promulgated thereunder, “Termination” shall mean, but only for purposes of determining the timing of such payment (and not for any other purposes, such as the determination of the occurrence of a forfeiture) a cessation of the provision of any services by the Participant in any capacity to the Company or any Affiliate for payment, compensation or other consideration, which cessation both the Participant and the Company or Affiliate reasonably expect to be both total and permanent and which constitutes a “separation from service” within the meaning of Treasury regulation section 1.409A-1(h).

(v) In the event any one or more amounts payable under any Award (whether in cash, Shares or otherwise) constitute a “deferral of compensation” and become payable on account of the “separation from service” (within the meaning of Treasury regulation section 1.409A-1(n)) of a Participant who as of the date such separation from service is a “specified employee” (as defined in Treasury regulation section 1.409A-1(i)), such amounts shall not be paid to the Participant (or his or her beneficiary, if applicable) before the earlier of (i) the first day of the seventh calendar month beginning after the date of the Participant’s separation from service or (ii) the date of the Participant’s death following such separation from service. Where there is more than one such amount, each shall be considered a separate payment and all such amounts that would otherwise be payable prior to the date specified in the preceding sentence shall be accumulated (without interest) and paid together on the date specified in the preceding sentence. The purpose of this Section 16(h)(v) is to comply with Treasury regulation section 1.409A-3(i)(2), and its provisions, including the quoted terms, shall be interpreted and administered in accordance with the applicable Treasury regulations.

Section 17. Shareholder Approval; Effective Date of Plan.

The Plan shall be effective as of the date of its approval by the Company’s shareholders.

Section 18. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan is approved by the Company’s shareholders, but Awards theretofore granted may extend beyond that date.

PROXY

NABORS INDUSTRIES LTD.

This Proxy is Solicited on Behalf of the Board of Directors

The person signing on the reverse by this proxy appoints Anthony G. Petrello and Mark D. Andrews, and each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all common shares of Nabors Industries Ltd. held of record by the undersigned at the close of business on April 9, 2012 at Nabors’ annual general meeting of shareholders to be held on June 5, 2012 and at any adjournments or postponements thereof. The proxies may vote and act upon the matters designated below and upon such other matters as may properly come before the meeting (including a motion to adjourn the meeting), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

1.	ELECTION OF DIRECTORS: Election of three Class III directors to serve until the 2013 annual general meeting of shareholders if the Bye-law amendment declassifying the Board of Directors is approved, or until the 2015 annual general meeting if the amendment is not approved, or until their respective successors are elected and qualified.

Nominees: James R. Crane, Michael C. Linn and John Yearwood

2.	APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION OF AUDIT COMMITTEE TO SET THE AUDITOR’S REMUNERATION: Appointment of PricewaterhouseCoopers LLP as independent auditor and authorization of the Audit Committee of the Board of Directors to set the auditor’s remuneration.

3.	APPROVAL OF DECLASSIFICATION BYE-LAW AMENDMENT.

4.	APPROVAL OF BUSINESS COMBINATIONS BYE-LAW AMENDMENT.

5.	APPROVAL OF TECHNICAL BYE-LAW AMENDMENTS.

6.	APPROVAL OF 2012 INCENTIVE BONUS PLAN.

7.	APPROVAL OF 2012 STOCK PLAN.

8.	SAY-ON-PAY PROPOSAL: Nonbinding proposal to approve the compensation paid to the Company’s named executive officers.

9.	SHAREHOLDER PROPOSAL: Shareholder proposal regarding proxy access.

10.	SHAREHOLDER PROPOSAL: Shareholder proposal regarding shareholder approval of certain severance agreements.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOX, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE ABOVE-NAMED DIRECTORS, FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITOR, FOR APPROVAL OF EACH OF THE BYE-LAW AMENDMENTS, FOR APPROVAL OF THE 2012 INCENTIVE BONUS PLAN, FOR APPROVAL OF THE 2012 STOCK PLAN, FOR THE NONBINDING ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION, AND AGAINST THE TWO SHAREHOLDER PROPOSALS IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

SEE REVERSE

SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

☒ Please mark your votes as in this example.

A	Proposals—THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5, 6, 7 AND 8.

1.	Election of Directors		FOR	WITHHELD	2.	Appointment of PricewaterhouseCoopers LLP as independent auditor and authorization of the Audit Committee of the Board of Directors to set the auditor’s remuneration.	FOR	AGAINST	ABSTAIN
			☐	☐			☐	☐	☐
	James R. Crane
	Michael C. Linn
	John Yearwood
	For, except vote withheld from the following nominee(s):

3.	Proposal to amend the Company’s Bye-laws to declassify the Board.	FOR ☐	AGAINST ☐	ABSTAIN ☐	4.	Proposal to amend the Company’s Bye-laws as they relate to certain business combinations.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Proposal to amend the Company’s Bye-laws to implement certain technical changes.	FOR ☐	AGAINST ☐	ABSTAIN ☐	6.	Proposal to approve the 2012 Incentive Bonus Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

7.	Proposal to approve the 2012 Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐	8.	Nonbinding Proposal to approve the compensation paid to the Company’s named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

B	Proposals—THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 9 AND 10.

9.	Shareholder Proposal to adopt a Bye-law amendment permitting proxy access.	FOR ☐	AGAINST ☐	ABSTAIN ☐	10.	Shareholder Proposal to adopt a Bye-law amendment requiring shareholder approval of certain severance agreements.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting (including a motion to adjourn the meeting) and at any adjournment of the meeting.

NOTE: Please mark the proxy, sign exactly as your name appears below, and return it promptly in the enclosed, addressed envelope. When shares are held by joint tenants, both parties should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person

Signature	Date

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